EXHIBIT 10.2

                                                           EXECUTION COUNTERPART
================================================================================

                                CREDIT AGREEMENT

                                   dated as of

                                  June 22, 2005

                                     between

                                 XL CAPITAL LTD,
                             X.L. AMERICA, INC.,
                   XL INSURANCE (BERMUDA) LTD and XL RE LTD,
                       as Account Parties and Guarantors,

                            The LENDERS Party Hereto

                                       and

                           JPMORGAN CHASE BANK, N.A.,
                             as Administrative Agent

                                  _____________

                                 $2,350,000,000
                                  _____________

                           J.P. MORGAN SECURITIES INC.

                                       and

                         CITIGROUP GLOBAL MARKETS INC.,
                  as Joint Lead Arrangers and Joint Bookrunners

                                  _____________

                                 CITIBANK, N.A.,

                              as Syndication Agent
                                  _____________

                               BARCLAYS BANK PLC,
                       DEUTSCHE BANK AG, NEW YORK BRANCH,
                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                             CALYON NEW YORK BRANCH,
                                       and
                          KEYBANK NATIONAL ASSOCIATION,
                             as Documentation Agents

================================================================================

                                TABLE OF CONTENTS


                                                                                                               Page
ARTICLE I.........................................................................................................1

   DEFINITIONS....................................................................................................1
       SECTION 1.01.  Defined Terms...............................................................................1
       SECTION 1.02.  Terms Generally............................................................................17
       SECTION 1.03.  Accounting Terms; GAAP and SAP.............................................................17

ARTICLE II.......................................................................................................17

   THE CREDITS...................................................................................................17
       SECTION 2.01.  Syndicated Letters of Credit...............................................................17
       SECTION 2.02.  Issuance and Administration................................................................19
       SECTION 2.03.  Reimbursement of LC Disbursements, Etc.....................................................20
       SECTION 2.04.  Non-Syndicated Letters of Credit...........................................................22
       SECTION 2.05.  Participated Letters of Credit.............................................................28
       SECTION 2.06.  Alternative Currency Letters of Credit.....................................................33
       SECTION 2.07.  Loans and Borrowings.......................................................................34
       SECTION 2.08.  Requests for Borrowings....................................................................36
       SECTION 2.09.  Funding of Borrowings......................................................................37
       SECTION 2.10.  Interest Elections.........................................................................37
       SECTION 2.11.  Termination, Reduction and Increase of the Commitments.....................................38
       SECTION 2.12.  Repayment of Loans; Evidence of Debt.......................................................40
       SECTION 2.13.  Prepayment of Loans........................................................................41
       SECTION 2.14.  Fees...................................................................................... 41
       SECTION 2.15.  Interest...................................................................................43
       SECTION 2.16.  Alternate Rate of Interest.................................................................44
       SECTION 2.17.  Increased Costs............................................................................44
       SECTION 2.18.  Break Funding Payments.....................................................................45
       SECTION 2.19.  Taxes......................................................................................46
       SECTION 2.20.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs................................47
       SECTION 2.21.  Mitigation Obligations; Replacement of Lenders.............................................49

ARTICLE III......................................................................................................50

   GUARANTEE.....................................................................................................50
       SECTION 3.01.  The Guarantee..............................................................................50
       SECTION 3.02.  Obligations Unconditional..................................................................51
       SECTION 3.03.  Reinstatement..............................................................................51
       SECTION 3.04.  Subrogation................................................................................52
       SECTION 3.05.  Remedies...................................................................................52
       SECTION 3.06.  Continuing Guarantee.......................................................................52
       SECTION 3.07.  Rights of Contribution.....................................................................52
       SECTION 3.08.  General Limitation on Guarantee Obligations................................................53

ARTICLE IV.......................................................................................................53


                                       i

   REPRESENTATIONS AND WARRANTIES................................................................................53
       SECTION 4.01.  Organization; Powers.......................................................................53
       SECTION 4.02.  Authorization; Enforceability..............................................................53
       SECTION 4.03.  Governmental Approvals; No Conflicts.......................................................53
       SECTION 4.04.  Financial Condition; No Material Adverse Change............................................54
       SECTION 4.05.  Properties.................................................................................54
       SECTION 4.06.  Litigation and Environmental Matters.......................................................54
       SECTION 4.07.  Compliance with Laws and Agreements........................................................55
       SECTION 4.08.  Investment and Holding Company Status......................................................55
       SECTION 4.09.  Taxes......................................................................................55
       SECTION 4.10.  ERISA......................................................................................55
       SECTION 4.11.  Disclosure.................................................................................56
       SECTION 4.12.  Use of Credit..............................................................................56
       SECTION 4.13.  Subsidiaries...............................................................................56
       SECTION 4.14.  Withholding Taxes..........................................................................56
       SECTION 4.15.  Stamp Taxes................................................................................56
       SECTION 4.16.  Legal Form.................................................................................57

ARTICLE V........................................................................................................57

   CONDITIONS....................................................................................................57
       SECTION 5.01.  Effective Date.............................................................................57
       SECTION 5.02.  Each Credit Event..........................................................................59

ARTICLE VI.......................................................................................................59

   AFFIRMATIVE COVENANTS.........................................................................................59
       SECTION 6.01.  Financial Statements and Other Information.................................................59
       SECTION 6.02.  Notices of Material Events.................................................................61
       SECTION 6.03.  Preservation of Existence and Franchises...................................................62
       SECTION 6.04.  Insurance..................................................................................62
       SECTION 6.05.  Maintenance of Properties..................................................................62
       SECTION 6.06.  Payment of Taxes and Other Potential Charges and Priority Claims;
                      Payment of Other Current Liabilities.......................................................62
       SECTION 6.07.  Financial Accounting Practices.............................................................63
       SECTION 6.08.  Compliance with Applicable Laws............................................................63
       SECTION 6.09.  Use of Letters of Credit and Proceeds......................................................63
       SECTION 6.10.  Continuation of and Change in Businesses...................................................63
       SECTION 6.11.  Visitation.................................................................................63

ARTICLE VII......................................................................................................64

   NEGATIVE COVENANTS............................................................................................64
       SECTION 7.01.  Mergers....................................................................................64
       SECTION 7.02.  Dispositions...............................................................................64
       SECTION 7.03.  Liens......................................................................................65
       SECTION 7.04.  Transactions with Affiliates...............................................................66
       SECTION 7.05.  Ratio of Total Funded Debt to Total Capitalization.........................................67
       SECTION 7.06.  Consolidated Net Worth.....................................................................67

                                       ii

       SECTION 7.07.  Indebtedness...............................................................................67
       SECTION 7.08.  Financial Strength Ratings.................................................................67
       SECTION 7.09.  Private Act................................................................................67

ARTICLE VIII.....................................................................................................68

   EVENTS OF DEFAULT.............................................................................................68

ARTICLE IX.......................................................................................................71

   THE ADMINISTRATIVE AGENT......................................................................................71

ARTICLE X........................................................................................................73

   MISCELLANEOUS.................................................................................................73
       SECTION 10.01.  Notices...................................................................................73
       SECTION 10.02.  Waivers; Amendments.......................................................................73
       SECTION 10.03.  Expenses; Indemnity; Damage Waiver........................................................75
       SECTION 10.04.  Successors and Assigns....................................................................76
       SECTION 10.05.  Survival..................................................................................79
       SECTION 10.06.  Counterparts; Integration; Effectiveness..................................................80
       SECTION 10.07.  Severability..............................................................................80
       SECTION 10.08.  Right of Setoff...........................................................................80
       SECTION 10.09.  Governing Law; Jurisdiction; Etc..........................................................80
       SECTION 10.10.  WAIVER OF JURY TRIAL......................................................................81
       SECTION 10.11.  Headings..................................................................................82
       SECTION 10.12.  Treatment of Certain Information; Confidentiality.........................................82
       SECTION 10.13.  Judgment Currency.........................................................................83
       SECTION 10.14.  USA PATRIOT Act...........................................................................83

SCHEDULE I   - Commitments
SCHEDULE II  - Indebtedness and Liens
SCHEDULE III - Litigation
SCHEDULE IV  - Environmental Matters
SCHEDULE V   - Subsidiaries


EXHIBIT A    - Form of Assignment and Assumption
EXHIBIT B-1  - Form of Opinion of Counsel to XL Capital
EXHIBIT B-2  - Form of Opinion of Counsel to XL America
EXHIBIT B-3  - Form of Opinion of Special U.S. Counsel to the Obligors
EXHIBIT B-4  - Form of Opinion of Special Bermuda Counsel to XL Insurance and
               XL Re
EXHIBIT B-5  - Form of Opinion of Special Cayman Islands Counsel to XL Capital
EXHIBIT C    - Form of Opinion of Special New York Counsel to JPMCB
EXHIBIT D    - Form of Confirming Lender Agreement

     CREDIT AGREEMENT dated as of June 22, 2005, between XL CAPITAL LTD, a Cayman Islands exempted limited liability company ("XL Capital"), X.L. AMERICA, INC., a Delaware corporation ("XL America"), XL INSURANCE (BERMUDA) LTD, a Bermuda limited liability company ("XL Insurance") and XL RE LTD, a Bermuda limited liability company ("XL Re" and, together with XL Capital, XL America and XL Insurance, each an "Account Party" and each a "Guarantor" and collectively, the "Account Parties" and the "Guarantors"; the Account Parties and the Guarantors being collectively referred to as the "Obligors"), the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

     The Account Parties have requested that the Lenders issue letters of credit for their account and make loans to them in an aggregate face or principal amount not exceeding $2,350,000,000 at any one time outstanding, and the Lenders are prepared to issue such letters of credit and make such loans upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

     "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

     "Account Parties" means each of XL Capital, XL America, XL Insurance and XL Re.

     "Account Party Jurisdiction" means (a) Bermuda, (b) the Cayman Islands and
(c) any other country (i) where any Account Party is licensed or qualified to do business or (ii) from or through which payments hereunder are made by any Account Party.

     "Adjusted LIBO Rate" means, for the Interest Period for any Eurodollar Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period.

     "Administrative Agent" means JPMCB, in its capacity as administrative agent for the Lenders hereunder.

     "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly, Controls or is Controlled by or is under common Control with the Person specified.


                                Credit Agreement

     "Aggregate Credit Exposure" means the aggregate amount of the Credit Exposures of each of the Lenders.

     "Aggregate Maximum Loan Amount" means $1,000,000,000, as such amount may be reduced from time to time pursuant to Section 2.11.

     "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate for such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

     "Alternative Currency" means any currency other than Dollars (a) that is freely transferable and convertible into Dollars in the London foreign exchange market and (b) for which no central bank or other governmental authorization in the country of issue of such currency is required to permit use of such currency by any Lender for issuing, renewing, extending or amending letter of credits or funding or making drawings thereunder and/or to permit any Account Party to pay the reimbursement obligations and interest thereon, each as contemplated hereunder, unless such authorization has been obtained and is in full force and effect.

     "Alternative Currency LC Exposure" means, at any time, the sum of (a) the Dollar Equivalent of the aggregate undrawn amount of all outstanding Alternative Currency Letters of Credit at such time plus (b) the Dollar Equivalent of the aggregate amount of all LC Disbursements under Alternative Currency Letters of Credit that have not been reimbursed by or on behalf of the Account Parties at such time. The Alternative Currency LC Exposure of any Lender shall at any time be such Lender's share of the total Alternative Currency LC Exposure at such time.

     "Alternative Currency Letter of Credit" means a letter of credit issued by a Lender in an Alternative Currency pursuant to Section 2.06.

     "Alternative Currency Letter of Credit Report" has the meaning set forth in
Section 2.06(b).

     "Applicable Additional Margin" means a rate per annum equal to 0.10% for any period during which the sum of (a) the aggregate outstanding principal amount of the Loans and (b) the aggregate outstanding principal amount of the Loans under (and as defined in) the Other Credit Agreement shall be greater than 50% of the Aggregate Maximum Loan Amount then in effect.

     "Applicable Margin" means, with respect to any Eurodollar Loan, the rate per annum specified under the caption "Applicable Margin" in the table contained in the definition of "Applicable Rate" in this Section or otherwise determined in accordance with such definition.

     "Applicable Percentage" means (a) with respect to any Lender under the Letter of Credit Tranche in relation to its obligations to issue or participate in Letters of Credit (or related matters), the percentage of the Commitments of all the Lenders under such Tranche represented by such Lender's Letter of Credit Commitment, (b) with respect to any Lender under the Letter


                                Credit Agreement
of Credit Tranche in relation to its obligation to make Loans (or related matters), the percentage represented by the amount that such Lender's Applicable Percentage (as determined under clause (a) above) of the RC Sublimit bears to the Aggregate Maximum Loan Amount, (c) with respect to any Lender under the Revolving Credit Tranche, the percentage represented by the amount that the Revolving Credit Commitment of such Lender bears to the Aggregate Maximum Loan Amount and (d) otherwise, with respect to any Lender, the percentage of the Commitments of all the Lenders represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

     "Applicable Rate" means, for any day, with respect to letter of credit fees payable hereunder, interest margins applicable to Eurodollar Loans or the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Applicable Letter of Credit Fee Rate", "Applicable Margin " or "Applicable Facility Fee Rate", respectively, based upon the S&P Rating and/or Moody's Rating, on such date:


------------------------- ---------------------- ---------------------- ----------------------
                          Applicable Letter of   Applicable Margin      Applicable Facility
S&P/ Moody's Ratings      Credit Fee Rate                               Fee Rate


------------------------- ---------------------- ---------------------- ----------------------

        > A+/A1                   0.19%                  0.19%                  0.06%
        -
------------------------- ---------------------- ---------------------- ----------------------

          A/A2                    0.23%                  0.23%                  0.07%
------------------------- ---------------------- ---------------------- ----------------------

         A-/A3                    0.27%                  0.27%                  0.08%
------------------------- ---------------------- ---------------------- ----------------------

 < BBB+/Baa1 or unrated           0.40%                  0.40%                  0.10%
 -
------------------------- ---------------------- ---------------------- ----------------------


     For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a Moody's Rating or a S&P Rating, as the case may be (other than by reason of the circumstances referred to in the last sentence of this definition), then the Applicable Rate shall be based upon the remaining rating,
(ii) if the Moody's Rating and the S&P Rating shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories higher than the other, in which case the Applicable Rate shall be determined by reference to the ratings level next above that of the lower of the two ratings, and (iii) if the Moody's Rating and the S&P Rating established or deemed to have been established by Moody's and S&P, respectively, shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be



                                Credit Agreement
in the business of providing insurance ratings, XL Capital and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

     "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

     "Availability Period" means the period from and including the Effective Date to and including the Commitment Termination Date.

     "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

     "Borrowing" means, with respect to any Account Party, (a) all ABR Loans of such Account Party made, converted or continued on the same date or (b) all Eurodollar Loans of such Account Party that have the same Interest Period.

     "Borrowing Request" means a request by an Account Party for a Borrowing in accordance with Section 2.08.

     "Business Day" means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City, London, the Cayman Islands or Bermuda are authorized or required by law to remain closed and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, a Eurodollar Loan, or to a notice by an Account Party with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

     "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "Change in Control" means the occurrence of any of the following events or conditions: (a) any Person, including any syndicate or group deemed to be a Person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or


                                Credit Agreement
series of transactions, of shares of capital stock of XL Capital entitling such Person to exercise 40% or more of the total voting power of all shares of capital stock of XL Capital that is entitled to vote generally in elections of directors, other than an acquisition by XL Capital, any of its Subsidiaries or any employee benefit plans of XL Capital; or (b) XL Capital merges or consolidates with or into any other Person (other than a Subsidiary), another Person (other than a Subsidiary) merges into XL Capital or XL Capital conveys, sells, transfers or leases all or substantially all of its assets to another Person (other than a Subsidiary), other than any transaction: (i) that does not result in a reclassification, conversion, exchange or cancellation of the outstanding shares of capital stock of XL Capital (other than the cancellation of any outstanding shares of capital stock of XL Capital held by the Person with whom it merges or consolidates) or (ii) which is effected solely to change the jurisdiction of incorporation of XL Capital and results in a reclassification, conversion or exchange of outstanding shares of capital stock of XL Capital solely into shares of capital stock of the surviving entity; or (c) a majority of the members of XL Capital's board of directors are persons who are then serving on the board of directors without having been elected by the board of directors or having been nominated for election by its shareholders.

     "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.17(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Commitment" means, with respect to any Lender, the Letter of Credit Commitment or the Revolving Credit Commitment of such Lender, as applicable. The initial aggregate amount of the Lenders' Commitments is $2,350,000,000.

     "Commitment Termination Date" means June 22, 2010.

     "Confirming Lender" means, with respect to any Lender, any other Person which is listed on the NAIC Approved Bank List that has agreed, by delivery of an agreement between such Lender and such other Person in substantially the form of Exhibit D or any other form satisfactory to the Administrative Agent, to honor the obligations of such Lender in respect of a draft complying with the terms of a Syndicated Letter of Credit or a Non-Syndicated Letter of Credit, as the case may be, as if, and to the extent, such other Person were the "issuing lender" (in place of such Lender) named in such Syndicated Letter of Credit or Non-Syndicated Letter of Credit, as the case may be.

     "Consolidated Net Worth" means, at any time, the consolidated stockholders' equity of XL Capital and its Subsidiaries, provided that the calculation of such consolidated stockholders' equity shall exclude (a) the effect thereon of any adjustments required under Statement of Financial Accounting Standards No. 115 ("Accounting for Certain Investments in Debt and Equity Securities") and (b) any Exempt Indebtedness (and the assets relating thereto) in

                                Credit Agreement
the event such Exempt Indebtedness is consolidated on the consolidated balance sheet of XL Capital and its consolidated Subsidiaries in accordance with GAAP.

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

     "Credit Documents" means, collectively, this Agreement and the Letter of Credit Documents.

     "Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Loans and its LC Exposure at such time.

     "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "Dollar Equivalent" means, as used in each Alternative Currency Letter of Credit Report and in respect of any Alternative Currency Letter of Credit, the amount of Dollars obtained by converting the Alternative Currency LC Exposure with respect to such Alternative Currency Letter of Credit, as specified in such Alternative Currency Letter of Credit Report, into Dollars at the spot rate for the purchase of Dollars with such currency as quoted by the Administrative Agent at approximately 11:00 a.m. (London time) on the second Business Day before the date of such Alternative Currency Letter of Credit Report (unless another rate or time is agreed to by XL Capital and the Administrative Agent).

     "Dollars" or "$" refers to lawful money of the United States of America.

     "Effective Date" means the date on which the conditions specified in
Section 5.01 are satisfied (or waived in accordance with Section 10.02).

     "Environmental Laws" means any Law, whether now existing or subsequently enacted or amended, relating to (a) pollution or protection of the environment, including natural resources, (b) exposure of Persons, including but not limited to employees, to Hazardous Materials, (c) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of Hazardous Materials or (d) regulation of the manufacture, use or introduction into commerce of Hazardous Materials, including their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage or disposal.

     "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of an Account Party or any Subsidiary resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract or agreement pursuant to which liability is assumed or imposed with respect to any of the foregoing.


                                Credit Agreement

     "Equity Rights" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with any Account Party, is treated as a single employer under
Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Account Party or any of such Account Party's ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Account Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Account Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Account Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Account Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

     "Event of Default" has the meaning assigned to such term in Article VIII.

     "Excess Funding Guarantor" has the meaning assigned to such term in Section 3.07.

     "Excess Payment" has the meaning assigned to such term in Section 3.07.

     "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Account Party hereunder, (a) Taxes imposed on (or measured by) its net income, net profits or overall gross receipts (including, without limitation, branch profits or similar taxes) by the United States of America, or by any jurisdiction under the laws of which such recipient is organized or resident, in which such recipient has an office or with which such recipient has any


                                Credit Agreement
other connection (other than a connection that is deemed to arise solely by reason of both (I) the transactions contemplated by this Agreement and (II) an Account Party being organized in, maintaining an office in, conducting business in, or having a connection with, such jurisdiction), (b) any Taxes not described in clause (a) above (other than Other Taxes) that are imposed as a result of a connection the Administrative Agent or any Lender, as the case may be, has with the relevant jurisdiction (other than a connection that is deemed to arise solely by reason of both (I) the transactions contemplated by this Agreement and
(II) an Account Party being organized or resident in, maintaining an office in, conducting business in, or having a connection with, such jurisdiction) and (c) any Tax imposed pursuant to a law in effect at the time such Lender first becomes a party to this Agreement except to the extent that such Lender's assignor, if any, was entitled at the time of the assignment to receive additional amounts from the Account Parties with respect to such Tax under Sections 2.19(a) or 2.19(c) and (d) any Tax that is attributable to such Lender's failure or inability (other than as a result of a Change in Law formally announced after such Lender becomes a party to this Agreement) to comply with Section 2.19(e).

     "Exempt Indebtedness" means any Indebtedness of any Person (other than XL Capital or any of its Affiliates) that is consolidated on the balance sheet of XL Capital and its consolidated Subsidiaries in accordance with GAAP (whether or not required to be so consolidated); provided that (a) at the time of the incurrence of such Indebtedness by such Person, the cash flows from the assets of such Person shall reasonably be expected by such Person to liquidate such Indebtedness and all other liabilities (contingent or otherwise) of such Person and (b) no portion of such Indebtedness of such Person shall be Guaranteed (other than guarantees of the type referred to in clause (a) or (b) of the definition of Indebtedness) by, or shall be secured by a Lien on any assets owned by, XL Capital or any of its Subsidiaries and neither such Person nor any of the holders of such Indebtedness shall have any direct or indirect recourse to XL Capital or any of its Subsidiaries (other than in respect of liabilities and guarantees of the type referred to in clause (a) or (b) of the definition of Indebtedness).

     "Existing 364-Day Credit Agreement" means the 364-Day Credit Agreement dated as of June 23, 2004 among the Account Parties, the lenders party thereto and JPMCB (formerly JPMorgan Chase Bank), as Administrative Agent.

     "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Financial Officer" means, with respect to any Obligor, a principal financial officer of such Obligor.

     "GAAP" means generally accepted accounting principles in the United States of America.


                                Credit Agreement

     "GIC" means a guaranteed investment contract or funding agreement or other similar agreement issued by an Account Party or any of its Subsidiaries that guarantees to a counterparty a rate of return on the invested capital over the life of such contract or agreement.

     "Governmental Authority" means the government of the United States of America, or of any other nation (including the European Union), or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Granting Lender" has the meaning assigned to such term in Section 10.04.

     "Guarantee" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor for the purpose of assuring the holder of such Indebtedness,
(ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including keepwell agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guarantee hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount of the Indebtedness in respect of which such Guarantee is made. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

     "Guaranteed Obligations" has the meaning assigned to such term in Section 3.01.

     "Guarantors" means each of XL Capital, XL America, XL Insurance and XL Re.

     "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

     "Indebtedness" means, for any Person, without duplication: (i) all indebtedness or liability for or on account of money borrowed by, or for or on account of deposits with or advances to (but not including accrued pension costs, deferred income taxes or accounts payable of) such Person; (ii) all obligations (including contingent liabilities) of such Person evidenced by bonds, debentures, notes, banker's acceptances or similar instruments; (iii) all indebtedness or liability for or on account of property or services purchased or acquired by such Person; (iv) any



                                Credit Agreement
amount secured by a Lien on property owned by such Person (whether or not assumed) and Capital Lease Obligations of such Person (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such capital lease to repossession or sale of such property); (v) the maximum available amount of all standby letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed); and (vi) all Guarantees of such Person; provided that the following shall be excluded from Indebtedness of XL Capital and any of its Subsidiaries for purposes of this Agreement: (a) all payment liabilities of any such Person under insurance and reinsurance policies from time to time issued by such Person, including guarantees of any such payment liabilities; (b) all other liabilities (or guarantees thereof) arising in the ordinary course of any such Person's business as an insurance or reinsurance company (including GICs and Stable Value Instruments and any Specified Transaction Agreement relating thereto), or as a corporate member of The Council of Lloyd's, or as a provider of financial or investment services or contracts (including GICs and Stable Value Instruments and any Specified Transaction Agreement relating thereto); and
(c) any Exempt Indebtedness.

     "Indemnified Taxes" means Taxes imposed on the Administrative Agent or any Lender on or with respect to any payment hereunder, other than Excluded Taxes and Other Taxes.

     "Insurance Subsidiary" means any Subsidiary which is subject to the regulation of, and is required to file statutory financial statements with, any governmental body, agency or official in any State or territory of the United States or the District of Columbia which regulates insurance companies or the doing of an insurance business therein.

     "Interest Election Request" means a request by an Account Party to convert or continue a Borrowing in accordance with Section 2.10.

     "Interest Payment Date" means (a) with respect to any ABR Loan, each Quarterly Date and (b) with respect to any Eurodollar Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period.

     "Interest Period" means, for any Eurodollar Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as specified in the applicable Borrowing Request or Interest Election Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Borrowing comprising Loans that



                                Credit Agreement
have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.

     "ISDA" has the meaning assigned to such term in Section 7.03(f).

     "Issuing Lender" means (a) with respect to any Participated Letter of Credit, JPMCB, in its capacity as the issuer of such Participated Letter of Credit hereunder, and its successors in such capacity as provided in Section 2.05(j), (b) with respect to any Syndicated Letter of Credit, each Lender, in its capacity as the issuer of such Syndicated Letter of Credit and (c) with respect to any Non-Syndicated Letter of Credit, the Lender named therein as the issuer thereof.

     "JPMCB" means JPMorgan Chase Bank, N.A.

     "Law" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

     "LC Disbursement" means (a) with respect to any Participated Letter of Credit or Non-Syndicated Letter of Credit, a payment made by the Issuing Lender thereof pursuant thereto and (b) with respect to any Syndicated Letter of Credit or Alternative Currency Letter of Credit, a payment made by a Lender pursuant thereto.

     "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements under Letters of Credit that have not yet been reimbursed by or on behalf of the Account Parties at such time. The LC Exposure of any Lender at any time shall be the sum of (i) its Applicable Percentage of the total LC Exposure (excluding any Alternative Currency LC Exposure) plus (ii) the Alternative Currency LC Exposure (if any) of such Lender at such time.

     "Lenders" means the Persons listed on Schedule I and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an agreement pursuant to the terms of Section 2.11(c), other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. For the purposes of Sections 2.01, 2.02, 2.03, 2.04, 2.05 and 2.06, any reference to the term "Lender" or "Lenders" shall mean a Lender or the Lenders under the Letter of Credit Tranche.

     "Letter of Credit Documents" means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit.

     "Letter of Credit Commitment" means, with respect to any Lender, the commitment of such Lender, if any, (a) to issue Syndicated Letters of Credit and Non-Syndicated Letters of Credit and acquire participations in Participated Letters of Credit and/or (b) to make Loans under Section 2.07(a)(I), in each case expressed as an amount representing the maximum aggregate amount of such Lender's Credit Exposure hereunder, as such commitment may be (i) reduced from time to time pursuant to Section 2.11 and (ii) reduced or increased from time to




                                Credit Agreement
time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Letter of Credit Commitment (including such Lender's allocable portion of the RC Sublimit that may be borrowed under Section 2.07(a)(I)) is set forth on Schedule I or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Letter of Credit Commitment, as applicable. The initial aggregate amount of the Lenders' Letter of Credit Commitments is $2,250,000,000.

     "Letter of Credit Tranche" means the tranche hereunder relating to the Letter of Credit Commitments, the Letters of Credit issued and the Loans made thereunder and the Lenders having Letter of Credit Commitments or Credit Exposure in respect of such Letters of Credit and Loans.

     "Letters of Credit" means each of the Syndicated Letters of Credit, the Non-Syndicated Letters of Credit, the Participated Letters of Credit and the Alternative Currency Letters of Credit.

     "LIBO Rate" means, for the Interest Period for any Eurodollar Borrowing, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for the offering of Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the LIBO Rate for such Interest Period shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

     "Lien" means, with respect to any asset, any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

     "Loans" means the loans made by the Lenders under any Tranche to the Account Parties pursuant to Section 2.07.

     "Margin Stock" means "margin stock" within the meaning of Regulations T, U and X of the Board.

     "Material Adverse Effect" means a material adverse effect on: (a) the assets, business, financial condition or operations of an Account Party and its Subsidiaries taken as a whole; or (b) the ability of an Account Party to perform any of its payment or other material obligations under this Agreement.

     "Moody's" means Moody's Investors Service, Inc., or any successor thereto.





                                Credit Agreement

     "Moody's Rating" means, at any time, the rating of XL Capital's long-term senior unsecured debt (provided that such debt is not supported by any other Person).

     "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "NAIC" means the National Association of Insurance Commissioners.

     "NAIC Approved Bank" means (a) any Person that is a bank listed on the most current "Bank List" of banks approved by the NAIC (the "NAIC Approved Bank List") or (b) any Lender as to which its Confirming Lender is a bank listed on the NAIC Approved Bank List.

     "NAIC Approved Bank List" has the meaning assigned to such term in the definition of "NAIC Approved Bank" in this Section.

     "Non-Syndicated Letters of Credit" means letters of credit issued under
Section 2.04.

     "Non-U.S. Benefit Plan" means any plan, fund (including any superannuation fund) or other similar program established or maintained outside the United States by any Account Party or any of their Subsidiaries, with respect to which such Account Party or such Subsidiary has an obligation to contribute, for the benefit of employees of such Account Party or such Subsidiary, which plan, fund or other similar program provides, or results in, the type of benefits described in Section 3(1) or 3(2) of ERISA, and which plan is not subject to ERISA or the Code.

     "Obligors" means each of the Account Parties and each of the Guarantors.

     "Other Credit Agreement" shall mean the Three-Year Credit Agreement dated as of June 23, 2004 among the Account Parties, the lenders party thereto and JPMCB (formerly JPMorgan Chase Bank), as Administrative Agent (as amended and in effect from time to time, including any renewals, extensions, restatements or replacements thereof).

     "Other Taxes" means any and all present or future stamp or documentary taxes or any other similar excise or property Taxes, arising from any payment made hereunder or from the execution, delivery or enforcement of this Agreement, but excluding property or similar Taxes other than any such Taxes imposed in such circumstances solely as a result of the Account Party being organized or resident in, maintaining an office in, conducting business in or maintaining property located in the taxing jurisdiction in question.

     "Participant" has the meaning assigned to such term in Section 10.04.

     "Participated Letters of Credit" means letters of credit issued under
Section 2.05.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.



                                Credit Agreement

     "Plan" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Account Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

     "Private Act" means separate legislation enacted in Bermuda with the intention that such legislation apply specifically to an Account Party, in whole or in part.

     "Pro Rata Share" has the meaning assigned to such term in Section 3.07.

     "Quarterly Date" means the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date hereof.

     "RC Sublimit" means $900,000,000, as such amount shall be ratably reduced by the amount of any reduction of the Aggregate Maximum Loan Amount pursuant to
Section 2.11.

     "Register" has the meaning assigned to such term in Section 10.04.

     "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

     "Required Lenders" means, at any time, Lenders having Commitments representing more than 50% of the aggregate amount of the Commitments at such time; provided that, if the Commitments have expired or been terminated, "Required Lenders" means Lenders having more than 50% of the Aggregate Credit Exposure at such time. The "Required Lenders" of a particular Tranche means Lenders having Commitments under such Tranche representing more than 50% of the aggregate Commitments of all the Lenders under such Tranche at such time; provided that, if the Commitments under such Tranche have expired or been terminated, "Required Lenders" means Lenders under such Tranche having more than 50% of the aggregate Credit Exposure of the Lenders under such Tranche at such time.

     "Revolving Credit Commitment" means, with respect to any Lender, the commitment of such Lender, if any, to make Loans under Section 2.07(a)(II), as such commitment may be (a) reduced from time to time pursuant to Section 2.11 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of a Lender's Revolving Credit Commitment, if any, is set forth on Schedule I or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable. The initial aggregate amount of the Lenders' aggregate Revolving Credit Commitments is $100,000,000.





                                Credit Agreement

     "Revolving Credit Tranche" means the tranche hereunder relating to the Revolving Credit Commitments, the Loans made thereunder and the Lenders having Revolving Credit Commitments or Credit Exposure in respect of such Loans.

     "S&P" means Standard & Poor's Ratings, or any successor thereto.

     "S&P Rating" means, at any time, the rating of XL Capital's long-term senior unsecured debt (provided that such debt is not supported by any other Person).

     "SAP" means, as to each Account Party and each Subsidiary that offers insurance products, the statutory accounting practices prescribed or permitted by the relevant Governmental Authority for such Account Party's or such Subsidiary's domicile for the preparation of its financial statements and other reports by insurance corporations of the same type as such Account Party or such Subsidiary in effect on the date such statements or reports are to be prepared, except if otherwise notified by XL Capital as provided in Section 1.03.

     "SEC" means the Securities and Exchange Commission or any successor entity.

     "Significant Subsidiary" means, at any time, each Subsidiary of XL Capital that, as of such time, meets the definition of a "significant subsidiary" under Regulation S-X of the SEC.

     "Specified Account Party" has the meaning assigned to such term in Section 2.05.

     "Specified Transaction Agreement" means any agreement, contract or documentation with respect to the following types of transactions: rate swap transaction, swap option, basis swap, asset swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, current swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending or borrowing transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest, and transactions on any commodity futures or other exchanges, markets and their associated clearing houses (including any option with respect to any of these transactions).

     "SPV" has the meaning assigned to such term in Section 10.04.

     "Stable Value Instrument" means any insurance, derivative or similar financial contract or instrument designed to mitigate the volatility of returns during a given period on a specified portfolio of securities held by one party (the "customer") through the commitment of the other party (the "SVI provider") to provide the customer with a credited rate of return on the portfolio, typically determined through an interest-crediting mechanism (and in exchange for which the SVI provider typically receives a fee).

     "Statutory Reserve Rate" means, for any day (or for the Interest Period for any Eurodollar Borrowing), a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental



                                Credit Agreement
reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject on such day (or, with respect to an Interest Period, the denominator of which is the number one minus the arithmetic mean of such aggregates for the days in such Interest Period) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Subsidiary" means, with respect to any Person (the "parent"), at any date, any corporation (or similar entity) of which a majority of the shares of outstanding capital stock normally entitled to vote for the election of directors (regardless of any contingency which does or may suspend or dilute the voting rights of such capital stock) is at such time owned directly or indirectly by the parent or one or more subsidiaries of the parent. Unless otherwise specified, "Subsidiary" means a Subsidiary of an Account Party.

     "Supplemental Commitment Date" has the meaning assigned to such term in
Section 2.11(c).

     "Supplemental Lender" has the meaning assigned to such term in Section 2.11(c).

     "Syndicated Letters of Credit" means letters of credit issued under Section 2.01.

     "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

     "Total Funded Debt" means, at any time, all Indebtedness of XL Capital and its Subsidiaries and any other Person which would at such time be classified in whole or in part as a liability on the consolidated balance sheet of XL Capital and its consolidated Subsidiaries in accordance with GAAP (it being understood for avoidance of doubt that any liability or obligation excluded from the definition of Indebtedness shall not constitute Indebtedness for purposes of this definition).

     "Tranche" means the Letter of Credit Tranche or the Revolving Credit Tranche, as applicable.

     "Transactions" means the execution, delivery and performance by the Obligors of this Agreement and the other Credit Documents to which any Account Party is intended to be a party, the issuance of Letters of Credit, the borrowing of Loans and the use of the proceeds thereof.

     "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.




                                Credit Agreement

     "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     SECTION 1.03. Accounting Terms; GAAP and SAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP or SAP, as the context requires, each as in effect from time to time; provided that, if XL Capital notifies the Administrative Agent that the Account Parties request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or SAP, as the case may be, or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Account Parties that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or SAP, as the case may be, or in the application thereof, then such provision shall be interpreted on the basis of GAAP or SAP, as the case may be, as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   THE CREDITS

     SECTION 2.01. Syndicated Letters of Credit.

     (a) General. Subject to the terms and conditions set forth herein, at the request of any Account Party the Lenders agree at any time and from time to time during the Availability Period to issue Syndicated Letters of Credit for the account of such Account Party in an aggregate amount that will not result in the Credit Exposure exceeding the Commitments (it being understood that Syndicated Letters of Credit may be issued, or be outstanding, for the account of more than one of the Account Parties at any time). Each Syndicated Letter of Credit



                                Credit Agreement
shall be in such form as is consistent with the requirements of the applicable regulatory authorities in Illinois, California, Wisconsin or New York, as reasonably determined by the Administrative Agent or as otherwise agreed to by the Administrative Agent and XL Capital; provided that, without the prior consent of each Lender, no Syndicated Letter of Credit may be issued that would vary the several and not joint nature of the obligations of the Lenders thereunder as provided in the next succeeding sentence. Each Syndicated Letter of Credit shall be issued by all of the Lenders, acting through the Administrative Agent, at the time of issuance as a single multi-bank letter of credit, but the obligation of each Lender thereunder shall be several and not joint, based upon its Applicable Percentage of the aggregate undrawn amount of such Syndicated Letter of Credit.

     (b) Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Syndicated Letter of Credit (or the amendment, renewal or extension of an outstanding Syndicated Letter of Credit), an Account Party shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Administrative Agent) to the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Syndicated Letter of Credit, or identifying the Syndicated Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension, as the case may be (which shall be a Business Day), the date on which such Syndicated Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such Syndicated Letter of Credit, the name and address of the beneficiary thereof and the terms and conditions of (and such other information as shall be necessary to prepare, amend, renew or extend, as the case may be) such Syndicated Letter of Credit. If any Syndicated Letter of Credit shall provide for the automatic extension of the expiry date thereof unless the Administrative Agent gives notice that such expiry date shall not be extended, then the Administrative Agent will give such notice if requested to do so by the Required Lenders of the Letter of Credit Tranche in a notice given to the Administrative Agent not more than 60 days, but not less than 45 days, prior to the current expiry date of such Syndicated Letter of Credit. If requested by the Administrative Agent, such Account Party also shall submit a letter of credit application on JPMCB's standard form in connection with any request for a Syndicated Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by any Account Party to, or entered into by any Account Party with, the Administrative Agent relating to any Syndicated Letter of Credit, the terms and conditions of this Agreement shall control.

     (c) Limitations on Amounts. A Syndicated Letter of Credit shall be issued, amended, renewed or extended only if (and upon such issuance, amendment, renewal or extension of each Syndicated Letter of Credit the Account Parties shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the Aggregate Credit Exposure of the Lenders under the Letter of Credit Tranche shall not exceed the aggregate amount of the Letter of Credit Commitments and (ii) the Credit Exposure (excluding any Alternative Currency LC Exposure) of each Lender under the Letter of Credit Tranche shall not exceed the Letter of Credit Commitment of such Lender.

     (d) Expiry Date. Each Syndicated Letter of Credit shall expire at or prior to the close of business on the date one year after the date of the issuance of such Syndicated Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension).



                                Credit Agreement

     (e) Obligation of Lenders. The obligation of any Lender under any Syndicated Letter of Credit shall be several and not joint and shall at any time be in an amount equal to such Lender's Applicable Percentage of the aggregate undrawn amount of such Syndicated Letter of Credit, and each Syndicated Letter of Credit shall expressly so provide.

     (f) Continuation of Existing Syndicated Letters of Credit. Subject to the terms and conditions hereof, each Syndicated Letter of Credit under (and as defined in) the Existing 364-Day Credit Agreement which is outstanding on the Effective Date and is designated to be continued hereunder in the notice provided by XL Capital to the Administrative Agent pursuant to Section 5.01(f) shall automatically be continued hereunder by all of the Lenders having Commitments on the Effective Date. The obligation of each such Lender in respect of each such continued Syndicated Letter of Credit shall be several and not joint, based upon its Applicable Percentage and the aggregate undrawn amount thereof, and each such Syndicated Letter of Credit shall be deemed a Syndicated Letter of Credit for all purposes of this Agreement as of the Effective Date. The Administrative Agent shall, on the Effective Date or as promptly as practicable thereafter, notify the beneficiary of each such Syndicated Letter of Credit that is being continued hereunder as to the names of the Lenders that, as of the Effective Date, will be issuing lenders under, and party to, such Syndicated Letter of Credit and the Lenders' respective Applicable Percentages thereunder as of the Effective Date.

     (g) Adjustment of Applicable Percentages. Upon (i) each increase of the Commitments pursuant to Section 2.11(c) or (ii) the assignment by a Lender of all or a portion of its Commitment and its interests in the Syndicated Letters of Credit pursuant to an Assignment and Assumption, the Administrative Agent shall promptly notify each beneficiary under an outstanding Syndicated Letter of Credit of the Lenders that are parties to such Syndicated Letter of Credit and their respective Applicable Percentages as of the effective date of, and after giving effect to, such increase or assignment, as the case may be.

     SECTION 2.02. Issuance and Administration. Each Syndicated Letter of Credit shall be executed and delivered by the Administrative Agent in the name and on behalf of, and as attorney-in-fact for, each Lender party to such Syndicated Letter of Credit, and the Administrative Agent shall act under each Syndicated Letter of Credit, and each Syndicated Letter of Credit shall expressly provide that the Administrative Agent shall act, as the agent of each Lender to (a) receive drafts, other demands for payment and other documents presented by the beneficiary under such Syndicated Letter of Credit, (b) determine whether such drafts, demands and documents are in compliance with the terms and conditions of such Syndicated Letter of Credit and (c) notify such Lender and the Account Parties that a valid drawing has been made and the date that the related LC Disbursement is to be made; provided that the Administrative Agent shall have no obligation or liability for any LC Disbursement under such Syndicated Letter of Credit, and each Syndicated Letter of Credit shall expressly so provide. Each Lender hereby irrevocably appoints and designates the Administrative Agent as its attorney-in-fact, acting through any duly authorized officer of JPMCB, to execute and deliver in the name and on behalf of such Lender each Syndicated Letter of Credit to be issued by such Lender hereunder. Promptly upon the request of the Administrative Agent, each Lender will furnish to the Administrative Agent such powers of attorney or other evidence as any beneficiary of any Syndicated Letter of Credit may reasonably request in order to demonstrate that the



                                Credit Agreement

Administrative Agent has the power to act as attorney-in-fact for such Lender to execute and deliver such Syndicated Letter of Credit. Notwithstanding anything in this Agreement to the contrary, the Administrative Agent has no responsibility hereunder with respect to the issuance, renewal, extension, amendment or other administration of any Alternative Currency Letter of Credit, except as expressly set forth in Section 2.06.

     SECTION 2.03. Reimbursement of LC Disbursements, Etc.

     (a) Reimbursement. If any Lender shall make any LC Disbursement in respect of any Syndicated Letter of Credit or Alternative Currency Letter of Credit, regardless of the identity of the Account Party of such Syndicated Letter of Credit or Alternative Currency Letter of Credit, as the case may be, the Account Parties jointly and severally agree that they shall reimburse such Lender in respect of such LC Disbursement under (x) a Syndicated Letter of Credit by paying to the Administrative Agent an amount equal to such LC Disbursement not later than noon, New York City time, on (i) the Business Day that the Account Parties receive notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Account Parties receive such notice, if such notice is not received prior to such time and (y) an Alternative Currency Letter of Credit, by paying such Lender on the date, in the currency and amount thereof, together with interest thereon (if any), and in the manner (including the place of payment) as such Lender and such Account Party shall have separately agreed pursuant to Section 2.06.

     (b) Reimbursement Obligations Absolute. The Account Parties' joint and several obligations to reimburse LC Disbursements as provided in paragraph (a) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Syndicated Letter of Credit or any term or provision therein, (ii) any draft or other document presented under a Syndicated Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment under a Syndicated Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Syndicated Letter of Credit (provided that the Account Parties shall not be obligated to reimburse such LC Disbursements unless payment is made against presentation of a draft or other document that at least substantially complies with the terms of such Syndicated Letter of Credit), (iv) at any time or from time to time, without notice to any Account Party, the time for any performance of or compliance with any of such reimbursement obligations of any other Account Party shall be waived, extended or renewed, (v) any of such reimbursement obligations of any other Account Party being amended or otherwise modified in any respect, or any guarantee of any of such reimbursement obligations being released, substituted or exchanged in whole or in part or otherwise dealt with, (vi) the occurrence of any Default, (vii) the existence of any proceedings of the type described in clause (g) or (h) of
Article VIII with respect to any other Account Party or any guarantor of any of such reimbursement obligations, (viii) any lack of validity or enforceability of any of such reimbursement obligations against any other Account Party or any guarantor of any of such reimbursement obligations, or (ix) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the obligations of any Account Party hereunder.




                                Credit Agreement

     Neither the Administrative Agent, nor any Lender nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Syndicated Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Syndicated Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond their control; provided that the foregoing shall not be construed to excuse the Administrative Agent or a Lender from liability to any Account Party to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Account Parties to the extent permitted by applicable law) suffered by any Account Party that are caused by the gross negligence or willful misconduct of the Administrative Agent or a Lender. The parties hereto expressly agree that:

          (i) the Administrative Agent may accept documents that appear on their face to be in substantial compliance with the terms of a Syndicated Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Syndicated Letter of Credit;

          (ii) the Administrative Agent shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Syndicated Letter of Credit; and

          (iii) this sentence shall establish the standard of care to be exercised by the Administrative Agent when determining whether drafts and other documents presented under a Syndicated Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

     (c) Disbursement Procedures. The Administrative Agent shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under any Syndicated Letter of Credit. The Administrative Agent shall promptly after such examination (i) notify each of the Lenders and the Account Parties by telephone (confirmed by telecopy) of such demand for payment and (ii) deliver to each Lender a copy of each document purporting to represent a demand for payment under such Syndicated Letter of Credit. With respect to any drawing properly made under a Syndicated Letter of Credit, each Lender will make an LC Disbursement in respect of such Syndicated Letter of Credit in accordance with its liability under such Syndicated Letter of Credit and this Agreement, such LC Disbursement to be made to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make any such LC Disbursement available to the beneficiary of such Syndicated Letter of Credit by promptly crediting the amounts so received, in like funds, to the account identified by such beneficiary in connection with such demand for payment. Promptly following any LC Disbursement by any Lender in respect of any Syndicated Letter of Credit, the Administrative Agent will notify the Account Parties of such LC Disbursement; provided that any failure to give or delay in giving



                                Credit Agreement
such notice shall not relieve the Account Parties of their obligation to reimburse the Lenders with respect to any such LC Disbursement.

     (d) Interim Interest. If any LC Disbursement with respect to a Syndicated Letter of Credit is made, then, unless the Account Parties shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Account Parties reimburse such LC Disbursement, at the rate per annum equal to (i) 1% plus the Alternate Base Rate to but excluding the date three Business Days after such LC Disbursement is made and (ii) from and including the date three Business Days after such LC Disbursement is made, 3% plus the Alternate Base Rate.

     (e) Right of Contribution. The Account Parties hereby agree, as between themselves, that if any Account Party shall pay any reimbursement obligation in respect of any LC Disbursement with respect to a Syndicated Letter of Credit issued to support the obligations of another Account Party (the "Specified Account Party"), the Specified Account Party shall, on demand (but subject to the next sentence), pay to such first Account Party an amount equal to the amount of such reimbursement. The payment obligation of a Specified Account Party to another Account Party under this paragraph (e) shall be subordinate and subject in right of payment to the prior payment in full of the obligations of the Specified Account Party under this Agreement and each other Credit Document, and such other Account Party shall not exercise any right or remedy with respect to such reimbursement until payment and satisfaction in full of all of such obligations of the Specified Account Party.

     SECTION 2.04. Non-Syndicated Letters of Credit.

     (a) General. Subject to the terms and conditions set forth herein, at the request of any Account Party the Lenders agree at any time and from time to time during the Availability Period to issue Non-Syndicated Letters of Credit for the account of such Account Party in an aggregate amount that will not result in the Credit Exposure exceeding the Commitments (it being understood that Non-Syndicated Letters of Credit may be issued, or be outstanding, for the account of more than one of the Account Parties at any time). Each Non-Syndicated Letter of Credit shall be in such form as is consistent with the requirements of the applicable regulatory authorities in the jurisdiction of issue as reasonably determined by the Administrative Agent or as otherwise agreed to by the Administrative Agent and XL Capital. Each Non-Syndicated Letter of Credit shall be issued by the respective Issuing Lender thereof, through the Administrative Agent as provided in Section 2.04(c), in the amount of such Issuing Lender's Applicable Percentage of the aggregate amount of Non-Syndicated Letters of Credit being requested by such Account Party at such time, and (notwithstanding anything herein or in any other Letter of Credit Document to the contrary) such Non-Syndicated Letter of Credit shall be the sole responsibility of such Issuing Lender (and of no other Person, including any other Lender or the Administrative Agent). Notwithstanding anything to the contrary in this Agreement, no Non-Syndicated Letter of Credit may be requested hereunder for any jurisdiction unless XL Capital provides evidence reasonably satisfactory to the Administrative Agent that Syndicated Letters of Credit do not comply with the insurance laws of such jurisdiction.

     (b) Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of Non-Syndicated Letters of Credit (or the amendment, renewal or extension of



                                Credit Agreement
outstanding Non-Syndicated Letters of Credit), an Account Party shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Administrative Agent) to the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of Non-Syndicated Letters of Credit, or identifying the Non-Syndicated Letters of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension, as the case may be (which shall be a Business
Day), the date on which such Non-Syndicated Letters of Credit are to expire (which shall comply with paragraph (e) of this Section), the aggregate amount of all Non-Syndicated Letters of Credit to be issued in connection with such request, the name and address of the beneficiary thereof and the terms and conditions of (and such other information as shall be necessary to prepare, amend, renew or extend, as the case may be) such Non-Syndicated Letters of Credit. If Non-Syndicated Letters of Credit issued in connection with the same request shall provide for the automatic extension of the expiry date thereof unless the Issuing Lender thereof or the Administrative Agent gives notice that such expiry date shall not be extended, then the Administrative Agent (acting on behalf of the relevant Issuing Lenders) will give such notice for all such Non-Syndicated Letters of Credit if requested to do so by the Required Lenders of the Letter of Credit Tranche in a notice given to the Administrative Agent not more than 60 days, but not less than 45 days, prior to the current expiry date of such Non-Syndicated Letter of Credit. If requested by the Administrative Agent, such Account Party also shall submit a letter of credit application on JPMCB's standard form in connection with any request for a Non-Syndicated Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by any Account Party to, or entered into by any Account Party with, the Administrative Agent (acting on behalf of the relevant Issuing Lenders) relating to any Non-Syndicated Letter of Credit, the terms and conditions of this Agreement shall control.

     (c) Issuance and Administration. Each Non-Syndicated Letter of Credit shall be executed and delivered by the Administrative Agent (which term, for purposes of this Section 2.04 and any other provisions of this Agreement, including
Article IX and Section 10.03, relating to Non-Syndicated Letters of Credit, shall be deemed to refer to, unless the context otherwise requires, JPMCB acting in its capacity as the Administrative Agent or in its individual capacity, in either case as attorney-in-fact for the respective Issuing Lender), acting through any duly authorized officer of JPMCB, in the name and on behalf of, and as attorney-in-fact for, the Issuing Lender party to such Non-Syndicated Letter of Credit. With respect to each Non-Syndicated Letter of Credit, the Administrative Agent shall act in the name and on behalf of, and as attorney-in-fact for, the Lender issuing such Non-Syndicated Letter of Credit and in that capacity shall, and each Lender hereby irrevocably appoints and designates the Administrative Agent, acting through any duly authorized officer of JPMCB, to so act in the name and on behalf of, and as attorney-in-fact for, each Lender with respect to each Non-Syndicated Letter of Credit to be issued by such Lender hereunder and, without limiting any other provision of this Agreement, to, (i) execute and deliver in the name and on behalf of such Lender each Non-Syndicated Letter of Credit to be issued by such Lender hereunder, (ii) receive drafts, other demands for payment and/or other documents presented by the beneficiary thereunder, (iii) determine whether such drafts, demands and/or documents are in compliance with the terms and conditions thereof, (iv) notify the beneficiary of any such Non-Syndicated Letter of Credit of the expiration or non-renewal thereof in accordance with the terms thereof, (v) advise such beneficiary of any change in the office for presentation of drafts under any such Non-Syndicated



                                Credit Agreement

Letter of Credit, (vi) enter into with the Account Parties any such letter of credit application or similar agreement with respect to any such Non-Syndicated Letter of Credit as the Administrative Agent shall require, (vii) remit to the beneficiary of any such Non-Syndicated Letter of Credit any payment made by such Lender and received by the Administrative Agent in connection with a drawing thereunder, (viii) perform any and all other acts which in the sole opinion of the Administrative Agent may be necessary or incidental to the performance of the powers herein granted with respect to such Non-Syndicated Letter of Credit,
(ix) notify such Lender and the Account Parties that a valid drawing has been made and the date that the related LC Disbursement is to be made; provided that the Administrative Agent shall have no obligation or liability for any LC Disbursement under such Non-Syndicated Letter of Credit and (x) delegate to any agent of JPMCB and such agent's Related Parties, or any of them, the performance of any of such powers. Each Lender hereby ratifies and confirms (and undertakes to ratify and confirm from time to time upon the request of the Administrative Agent) whatsoever the Administrative Agent (or any Related Party thereof) shall do or purport to do by virtue of the power herein granted. Promptly upon the request of the Administrative Agent, each Lender will furnish to the Administrative Agent such powers of attorney or other evidence as any beneficiary of any Non-Syndicated Letter of Credit may reasonably request in order to demonstrate that the Administrative Agent has the power to act as attorney-in-fact for such Lender with respect to such Non-Syndicated Letter of Credit (together with such evidence of the due authorization, execution, delivery and validity of such power of attorney as the Administrative Agent may reasonably request). Without limiting any provision of Article IX, the Administrative Agent may perform any and all of its duties and exercise any and all of its rights and powers under this Section through its Related Parties.

     (d) Limitations on Amounts. Non-Syndicated Letters of Credit shall be issued, amended, renewed or extended only if (and upon such issuance, amendment, renewal or extension of each Non-Syndicated Letter of Credit the Account Parties shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the aggregate Credit Exposure of the Lenders under the Letter of Credit Tranche shall not exceed the aggregate amount of the Letter of Credit Commitments and (ii) the Credit Exposure (excluding any Alternative Currency LC Exposure) of each Lender under the Letter of Credit Tranche shall not exceed the Letter of Credit Commitment of such Lender.

     (e) Expiry Date. Each Non-Syndicated Letter of Credit shall expire at or prior to the close of business on the date one year after the date of the issuance of such Non-Syndicated Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension).

     (f) Participations. By the issuance of a Non-Syndicated Letter of Credit (or an amendment to a Non-Syndicated Letter of Credit increasing the amount thereof) by the respective Issuing Lender, and without any further action on the part of such Issuing Lender or the Lenders, such Issuing Lender hereby grants to each Lender (other than the Issuing Lender itself), and each such Lender hereby acquires from such Issuing Lender, a participation in such Non-Syndicated Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Non-Syndicated Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Non-Syndicated Letter of Credit is absolute and unconditional and shall not be



                                Credit Agreement
affected by any circumstance whatsoever, including any amendment, renewal or extension of any Non-Syndicated Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the respective Issuing Lender, such Lender's Applicable Percentage of each LC Disbursement made by an Issuing Lender in respect of any Non-Syndicated Letter of Credit promptly upon the request of the Administrative Agent at any time from the time such LC Disbursement is made until such LC Disbursement is reimbursed by the Account Parties or at any time after any reimbursement payment is required to be refunded to the Account Parties for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Promptly following receipt by the Administrative Agent of any payment from the Account Parties pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the respective Issuing Lender or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such Lenders and such Issuing Lender as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Lender for any LC Disbursement shall not relieve the Account Parties of their obligation to reimburse such LC Disbursement.

     (g) Reimbursement. If any Issuing Lender shall make any LC Disbursement in respect of any Non-Syndicated Letter of Credit, regardless of the identity of the Account Party of such Non-Syndicated Letter of Credit, the Account Parties jointly and severally agree that they shall reimburse such Issuing Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than noon, New York City time, on (i) the Business Day that the Account Parties receive notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Account Parties receive such notice, if such notice is not received prior to such time.

     If the Account Parties fail to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Account Parties in respect thereof and such Lender's Applicable Percentage thereof.

     (h) Obligations Absolute. The Account Parties' joint and several obligations to reimburse LC Disbursements in respect of any Non-Syndicated Letter of Credit as provided in paragraph (g) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Non-Syndicated Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Non-Syndicated Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Lender under a Non-Syndicated Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Non-Syndicated Letter of Credit (provided that the Account Parties shall not be obligated to reimburse such LC Disbursements unless payment is made against presentation of a draft or other document that at least substantially complies with the terms of such Non-Syndicated Letter of Credit), (iv) at any time or from time to time, without notice to any Account Party, the time for any performance of or compliance with any of such reimbursement obligations of any other Account Party being waived, extended or renewed, (v) any of such reimbursement obligations of any other Account


                                Credit Agreement

Party being amended or otherwise modified in any respect, or any guarantee of any of such reimbursement obligations being released, substituted or exchanged in whole or in part or otherwise dealt with, (vi) the occurrence of any Default,
(vii) the existence of any proceedings of the type described in clause (g) or
(h) of Article VIII with respect to any other Account Party or any guarantor of any of such reimbursement obligations, (viii) any lack of validity or enforceability of any of such reimbursement obligations against any other Account Party or any guarantor of any of such reimbursement obligations, or (ix) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the obligations of any Account Party hereunder.

     Neither the Administrative Agent, the Lenders nor any Issuing Lender, nor any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the payment or failure to make any payment under a Non-Syndicated Letter of Credit (irrespective of any of the circumstances referred to in the preceding sentence) as a result of determining whether drafts or other documents presented under a Non-Syndicated Letter of Credit comply with the terms thereof, or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Non-Syndicated Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of an Issuing Lender; provided that the foregoing shall not be construed to excuse the Administrative Agent or a Lender from liability to the Account Parties to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Account Parties to the extent permitted by applicable law) suffered by the Account Parties that are caused by the gross negligence or willful misconduct of the Administrative Agent or a Lender when determining whether drafts and other documents presented under a Non-Syndicated Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

          (i) the Administrative Agent may accept documents that appear on their face to be in substantial compliance with the terms of a Non-Syndicated Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Non-Syndicated Letter of Credit;

          (ii) the Administrative Agent shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Non-Syndicated Letter of Credit; and

          (iii) this sentence shall establish the standard of care to be exercised by the Administrative Agent when determining whether drafts and other documents presented under a Non-Syndicated Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

     (i) Disbursement Procedures. The Administrative Agent shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a



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                                      -27-


demand for payment under any Non-Syndicated Letter of Credit. The Administrative Agent shall promptly after such examination (i) notify each of the Lenders and the Account Parties by telephone (confirmed by telecopy) of such demand for payment and (ii) deliver to each Lender (including the Issuing Lender) a copy of each document purporting to represent a demand for payment under such Non-Syndicated Letter of Credit. With respect to any drawing properly made under a Non-Syndicated Letter of Credit, the Issuing Lender thereof will make an LC Disbursement in respect of such Non-Syndicated Letter of Credit in accordance with its liability under such Non-Syndicated Letter of Credit and this Agreement, such LC Disbursement to be made to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make any such LC Disbursement available to the beneficiary of such Non-Syndicated Letter of Credit by promptly crediting the amounts so received, in like funds, to the account identified by such beneficiary in connection with such demand for payment. Promptly following any LC Disbursement by any Issuing Lender in respect of any Non-Syndicated Letter of Credit, the Administrative Agent will notify the Account Parties of such LC Disbursement; provided that any failure to give or delay in giving such notice shall not relieve the Account Parties of their obligation to reimburse such Issuing Lender with respect to any such LC Disbursement.

     (j) Interim Interest. If any LC Disbursement with respect to a Non-Syndicated Letter of Credit is made, then, unless the Account Parties shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Account Parties reimburse such LC Disbursement, at the rate per annum equal to (i) 1% plus the Alternate Base Rate to but excluding the date three Business Days after such LC Disbursement is made and (ii) from and including the date three Business Days after such LC Disbursement is made, 3% plus the Alternate Base Rate.

     (k) Right of Contribution. The Account Parties hereby agree, as between themselves, that if any Account Party shall pay any reimbursement obligation in respect of any LC Disbursement with respect to a Non-Syndicated Letter of Credit issued to support the obligations of another Account Party (the "Specified Account Party"), the Specified Account Party shall, on demand (but subject to the next sentence), pay to such first Account Party an amount equal to the amount of such reimbursement. The payment obligation of a Specified Account Party to another Account Party under this paragraph (k) shall be subordinate and subject in right of payment to the prior payment in full of the obligations of the Specified Account Party under this Agreement and each other Credit Document, and such other Account Party shall not exercise any right or remedy with respect to such reimbursement until payment and satisfaction in full of all of such obligations of the Specified Account Party.

     (l) Continuation of Existing Non-Syndicated Letters of Credit. Subject to the terms and conditions hereof, each Non-Syndicated Letter of Credit under (and as defined in) the Existing 364-Day Credit Agreement which is outstanding on the Effective Date and is designated to be continued hereunder in the notice provided by XL Capital to the Administrative Agent pursuant to Section 5.01(f) shall, effective as of the Effective Date, be amended by the respective Issuing Lender (through the Administrative Agent) to reflect the Lenders under the Letter of Credit Tranche as of the Effective Date and, with respect to each such Non-Syndicated Letter of Credit issued by a Lender that is party to the Existing 364-Day Credit Agreement, a face amount based upon the respective Lender's Applicable Percentage of the Letter of Credit Commitments



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                                      -28-


as in effect on the Effective Date, and each such Non-Syndicated Letter of Credit, as so amended, shall be deemed continued hereunder as a Non-Syndicated Letter of Credit issued by such Lender for all purposes of this Agreement as of the Effective Date.

     (m) Adjustments to Non-Syndicated Letters of Credit. Upon each increase of the Commitments pursuant to Section 2.11(c), (i) each Non-Syndicated Letter of Credit then outstanding hereunder shall, as of the effective date of such increase, be amended by the respective Issuing Lenders thereof (through the Administrative Agent) to reflect the Lenders having Commitments after giving effect to such increase and having, with respect to each such Non-Syndicated Letter of Credit issued by an existing Lender, a face amount based upon such Lender's Applicable Percentage of such Commitments and/or (ii) as applicable, new Non-Syndicated Letters of Credit shall be issued hereunder as of such effective date by each Supplemental Lender which has undertaken a new or incremental Commitment in connection with such increase in a face amount based upon such Supplemental Lender's Applicable Percentage of such Commitments. Upon the assignment by a Lender of all or a portion of its Commitment and its interests in the Non-Syndicated Letters of Credit pursuant to an Assignment and Assumption, (i) XL Capital shall, at the reasonable request of the Administrative Agent, execute such documents as may be necessary in connection with amendments to each Non-Syndicated Letter of Credit issued by such assigning Lender then outstanding hereunder (or to replace each such Non-Syndicated Letter of Credit with a new Non-Syndicated Letter of Credit of such assigning Lender) to reflect such assigning Lender's Commitment and with a face amount based upon such Lender's Applicable Percentage after giving effect to such assignment and/or (ii) as applicable, a new Non-Syndicated Letter of Credit shall be issued hereunder as of the effective date of such assignment by the assignee Lender which has undertaken a new or incremental Commitment in connection with such assignment in a face amount based upon such assignee Lender's Applicable Percentage of the Commitments after giving effect to such assignment.

     SECTION 2.05. Participated Letters of Credit.

     (a) General. Subject to the terms and conditions set forth herein, any Account Party may request the Issuing Lender to issue, at any time and from time to time during the Availability Period, Participated Letters of Credit for its own account. Each Participated Letter of Credit shall be in such form as is consistent with the requirements of the applicable regulatory authorities in Illinois, California, Wisconsin or New York as reasonably determined by the Administrative Agent or as otherwise agreed to by the Administrative Agent and XL Capital. Participated Letters of Credit issued hereunder shall constitute utilization of the Commitments.

     (b) Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Participated Letter of Credit (or the amendment, renewal or extension of an outstanding Participated Letter of Credit), an Account Party shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Participated Letter of Credit, or identifying the Participated Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Participated Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such



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                                      -29-


Participated Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Participated Letter of Credit. If requested by the Issuing Lender, such Account Party also shall submit a letter of credit application on the Issuing Lender's standard form in connection with any request for a Participated Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by such Account Party to, or entered into by any Account Party with, the Issuing Lender relating to any Participated Letter of Credit, the terms and conditions of this Agreement shall control.

     (c) Limitations on Amounts. A Participated Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Participated Letter of Credit each Account Party shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the sum of (A) the LC Exposure of the Issuing Lender with respect to Participated Letters of Credit (determined for these purposes without giving effect to the participations therein of the Lenders pursuant to paragraph (e) of this Section) and (B) with respect to the Other Credit Agreement, the LC Exposure of the Issuing Lender with respect to Participated Letters of Credit (determined for these purposes without giving effect to the participations therein of the Lenders pursuant to Section 2.05(e) of the Other Credit Agreement) (the terms used in this clause (B) having the definitions assigned to them in the Other Credit Agreement) shall not exceed $100,000,000 and (ii) the Aggregate Credit Exposure of the Lenders under the Letter of Credit Tranche shall not exceed the aggregate amount of the Letter of Credit Commitments.

     (d) Expiry Date. Each Participated Letter of Credit shall expire at or prior to the close of business on the date one year after the date of the issuance of such Participated Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension).

     (e) Participations. By the issuance of a Participated Letter of Credit (or an amendment to a Participated Letter of Credit increasing the amount thereof) by the Issuing Lender, and without any further action on the part of the Issuing Lender or the Lenders, the Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from the Issuing Lender, a participation in such Participated Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Participated Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Participated Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Participated Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the Issuing Lender, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Lender in respect of any Participated Letter of Credit promptly upon the request of the Issuing Lender at any time from the time such LC Disbursement is made until such LC Disbursement is reimbursed by the Account Parties or at any time after any reimbursement payment is required to be refunded to the Account Parties for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Promptly following receipt by the Administrative Agent of any payment



                                Credit Agreement

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                                      -30-


from the Account Parties pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the Issuing Lender or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Lender for any LC Disbursement shall not relieve the Account Parties of their obligation to reimburse such LC Disbursement.

     (f) Reimbursement. If any Lender shall make any LC Disbursement in respect of any Participated Letter of Credit, regardless of the identity of the Account Party of such Participated Letter of Credit, the Account Parties jointly and severally agree that they shall reimburse such Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than noon, New York City time, on (i) the Business Day that the Account Parties receive notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Account Parties receive such notice, if such notice is not received prior to such time.

     If the Account Parties fail to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Account Parties in respect thereof and such Lender's Applicable Percentage thereof.

     (g) Obligations Absolute. The Account Parties' joint and several obligations to reimburse LC Disbursements in respect of any Participated Letter of Credit as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Participated Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Participated Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Lender under a Participated Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Participated Letter of Credit (provided that the Account Parties shall not be obligated to reimburse such LC Disbursements unless payment is made against presentation of a draft or other document that at least substantially complies with the terms of such Participated Letter of Credit), (iv) at any time or from time to time, without notice to any Account Party, the time for any performance of or compliance with any of such reimbursement obligations of any other Account Party shall be waived, extended or renewed, (v) any of such reimbursement obligations of any other Account Party shall be amended or otherwise modified in any respect, or any guarantee of any of such reimbursement obligations shall be released, substituted or exchanged in whole or in part or otherwise dealt with, (vi) the occurrence of any Default, (vii) the existence of any proceedings of the type described in clause (g) or (h) of Article VIII with respect to any other Account Party or any guarantor of any of such reimbursement obligations, (viii) any lack of validity or enforceability of any of such reimbursement obligations against any other Account Party or any guarantor of any of such reimbursement obligations, or (ix) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the obligations of any Account Party hereunder.





                                Credit Agreement

     Neither the Administrative Agent, the Lenders nor the Issuing Lender, nor any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the payment or failure to make any payment under a Participated Letter of Credit (irrespective of any of the circumstances referred to in the preceding sentence) as a result of determining whether drafts or other documents presented under a Participated Letter of Credit comply with the terms thereof, or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Participated Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender; provided that the foregoing shall not be construed to excuse the Issuing Lender from liability to the Account Parties to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Account Parties to the extent permitted by applicable law) suffered by the Account Parties that are caused by the Issuing Lender's gross negligence or willful misconduct when determining whether drafts and other documents presented under a Participated Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

          (i) the Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Participated Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Participated Letter of Credit;

          (ii) the Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Participated Letter of Credit; and

          (iii) this sentence shall establish the standard of care to be exercised by the Issuing Lender when determining whether drafts and other documents presented under a Participated Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

     (h) Disbursement Procedures. The Issuing Lender shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Participated Letter of Credit. The Issuing Lender shall promptly after such examination notify the Administrative Agent and XL Capital by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Lender has made or will make a LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Account Parties of their obligation to reimburse the Issuing Lender and the Lenders with respect to any such LC Disbursement.

     (i) Interim Interest. If any LC Disbursement is made with respect to a Participated Letter of Credit, then, unless the Account Parties shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Account Parties reimburse such LC Disbursement, at the rate per annum equal to (i) 1% plus the Alternate Base Rate to but excluding the date three Business



                                Credit Agreement

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                                      -32-


Days after such LC Disbursement is made and (ii) from and including the date three Business Days after such LC Disbursement is made, 3% plus the Alternate Base Rate. Interest accrued pursuant to this paragraph shall be for account of the Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse the Issuing Lender shall be for account of such Lender to the extent of such payment.

     (j) Replacement of the Issuing Lender. The Issuing Lender may be replaced at any time by written agreement between XL Capital, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Lender. At the time any such replacement shall become effective, the Account Parties shall pay all unpaid fees accrued for account of the replaced Issuing Lender pursuant to Section 2.14(d). From and after the effective date of any such replacement,
(i) the successor Issuing Lender shall have all the rights and obligations of the replaced Issuing Lender under this Agreement with respect to Participated Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Lender" shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Participated Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Participated Letters of Credit.

     (k) Right of Contribution. The Account Parties hereby agree, as between themselves, that if any Account Party shall pay any reimbursement obligation in respect of any LC Disbursement with respect to a Participated Letter of Credit issued to support the obligations of another Account Party (the "Specified Account Party"), the Specified Account Party shall, on demand (but subject to the next sentence), pay to such first Account Party an amount equal to the amount of such reimbursement. The payment obligation of a Specified Account Party to another Account Party under this paragraph (k) shall be subordinate and subject in right of payment to the prior payment in full of the obligations of the Specified Account Party under this Agreement and each other Credit Document, and such other Account Party shall not exercise any right or remedy with respect to such reimbursement until payment and satisfaction in full of all of such obligations of the Specified Account Party.

     (l) Continuation of Existing Participated Letters of Credit. Subject to the terms and conditions hereof, each Participated Letter of Credit under (and as defined in) the Existing 364-Day Credit Agreement which is outstanding on the Effective Date and is designated to be continued hereunder in the notice provided by XL Capital to the Administrative Agent pursuant to Section 5.01(f) shall automatically be continued hereunder on the Effective Date by the Issuing Lender of such Participated Letter of Credit, and as of the Effective Date the Lenders shall acquire a participation therein as if such Participated Letter of Credit were issued hereunder, and each such Participated Letter of Credit shall be deemed a Participated Letter of Credit for all purposes of this Agreement as of the Effective Date.

     (m) Adjustment of Applicable Percentages. Notwithstanding anything herein to the contrary, upon (i) each increase of the Commitments pursuant to Section 2.11(c), each Lender's participation in each Participated Letter of Credit then outstanding shall automatically be adjusted to reflect its Applicable Percentage after giving effect to such increase and (ii) the



                                Credit Agreement
assignment by a Lender of all or a portion of its Commitment and its interests in the Participated Letters of Credit pursuant to an Assignment and Assumption, the respective assigning Lender's participation in each Participated Letter of Credit then outstanding shall automatically be adjusted to reflect, and the respective assignee Lender shall be deemed to acquire a participation in each such Participated Letter of Credit in an amount equal to, its Applicable Percentage after giving effect to such assignment.

     SECTION 2.06. Alternative Currency Letters of Credit.

     (a) Requests for Offers. From time to time during the Availability Period, an Account Party may request any or all of the Lenders to make offers to issue an Alternative Currency Letter of Credit for account of such Account Party. Each Lender may, but shall have no obligation to, make such offers on terms and conditions that are satisfactory to such Lender, and such Account Party may, but shall have no obligation to, accept any such offers. An Alternative Currency Letter of Credit shall be issued, amended, renewed or extended only if (and upon such issuance, amendment, renewal or extension of each Alternative Currency Letter of Credit the Account Parties shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, the Aggregate Credit Exposure shall not exceed the aggregate amount of the Commitments. Each such Alternative Currency Letter of Credit shall be issued, and subsequently, renewed, extended, amended and confirmed, on such terms as XL Capital, the applicable Account Party and such Lender shall agree, including expiry, drawing conditions, reimbursement, interest, fees and provision of cover; provided that the expiry of any Alternative Currency Letter of Credit shall not be later than the one-year anniversary from the date of issuance thereof (or, in the case of any renewal or extension thereof, one-year after such renewal or extension).

     (b) Reports to Administrative Agent. The Account Parties shall deliver to the Administrative Agent and each of the Lenders a report in respect of each Alternative Currency Letter of Credit (an "Alternative Currency Letter of Credit Report") on and as of the date (i) on which such Alternative Currency Letter of Credit is issued, (ii) of the issuance, renewal, extension or amendment of a Syndicated Letter of Credit or a Non-Syndicated Letter of Credit, if any Alternative Currency Letter of Credit is then outstanding and (iii) on which the Commitments are to be reduced pursuant to Section 2.11, specifying for each such Alternative Currency Letter of Credit (after giving effect to issuance thereof, as applicable):

          (A) the date on which such Alternative Currency Letter of Credit was or is being issued;

          (B) the Alternative Currency of such Alternative Currency Letter of Credit;

          (C) the aggregate undrawn amount of such Alternative Currency Letter of Credit (in such Alternative Currency);

          (D) the aggregate unpaid amount of LC Disbursements under such Alternative Currency Letter of Credit (in such Alternative Currency);

          (E) the Alternative Currency LC Exposure (in Dollars) in respect of such Alternative Currency Letter of Credit; and




                                Credit Agreement

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                                      -34-

          (F) the aggregate amount of Alternative Currency LC Exposures (in Dollars).

     Each Alternative Currency Letter of Credit Report shall be delivered to the Administrative Agent and each of the Lenders by 10:00 a.m. (New York City time) on the date on which it is required to be delivered.

     SECTION 2.07. Loans and Borrowings.

     (a) Loans. Subject to the terms and conditions set forth herein, (I) each Lender under the Letter of Credit Tranche agrees to make Loans and (II) each Lender under the Revolving Credit Tranche agrees to make Loans, in each case, to an Account Party from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender's outstanding Loans exceeding such Lender's Applicable Percentage of the Aggregate Maximum Loan Amount, (ii) such Lender's Credit Exposures (excluding any Alternative Currency LC Exposure) exceeding such Lender's respective Commitment, (iii) the aggregate Credit Exposures of all Lenders under the Letter of Credit Tranche exceeding the aggregate Letter of Credit Commitments of all Lenders, (iv) the aggregate outstanding principal amount of the Loans under the Letter of Credit Tranche exceeding the RC Sublimit, (v) the aggregate outstanding principal amount of the Loans under the Revolving Credit Tranche exceeding the total Revolving Credit Commitments or (vi) the sum of (A) the aggregate outstanding principal amount of the Loans and (B) the aggregate outstanding principal amount of the Loans under (and as defined in) the Other Credit Agreement exceeding the Aggregate Maximum Loan Amount. Loans may be made, or be outstanding, to more than one of the Account Parties at any time. Within the foregoing limits and subject to the terms and conditions set forth herein, the Account Parties may borrow, prepay and reborrow Loans under the Tranches.

     (b) Obligations of Lenders. Except as provided herein, each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Applicable Percentage of the Aggregate Maximum Loan Amount. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders to make Loans hereunder are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

     (c) Type of Loans. Subject to Section 2.15, each Borrowing shall be constituted entirely of ABR Loans or of Eurodollar Loans as any Account Party may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Account Parties to repay such Loan in accordance with the terms of this Agreement.

     (d) Minimum Amounts; Limitation on Number of Borrowings. Each Eurodollar Borrowing shall be in an aggregate amount of $10,000,000 or a larger multiple of $1,000,000. Each ABR Borrowing shall be in an aggregate amount equal to $10,000,000 or a larger multiple of $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Maximum Loan Amount or that is requested to finance the reimbursement of an LC Disbursement as contemplated by Section 2.03(a).



                                Credit Agreement

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                                      -35-


Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurodollar Borrowings outstanding.

     (e) Limitations on Interest Periods. Notwithstanding any other provision of this Agreement, no Account Party shall be entitled to request (or to elect to convert to or continue as a Eurodollar Borrowing) any Borrowing if the Interest Period requested therefor would end after the Commitment Termination Date.

     (f) Non-Pro Rata Borrowings and Prepayments. Except as provided in this paragraph (f), Loans made as part of a Borrowing shall be made by the Lenders under both Tranches ratably in accordance with their respective Applicable Percentage of the Aggregate Maximum Loan Amount and each request for a Borrowing under Section 2.08 shall be a request for a Borrowing under both Tranches; provided that, notwithstanding anything herein to the contrary:

          (i) if (but only if), at the time of any requested Borrowing, Letters of Credit shall be outstanding under the Letter of Credit Tranche in such amounts that the Account Parties would not be able to borrow on a ratable basis the full amount of such requested Borrowing in accordance with the foregoing provisions, the relevant Account Party requesting such Borrowing shall be permitted only (A) to borrow hereunder the maximum aggregate principal amount of Loans from the Lenders under both Tranches, such that, after giving effect to such Borrowing, the Lenders shall have Loans then outstanding ratably in accordance with their respective Applicable Percentage of the Aggregate Maximum Loan Amount and/or (B) simultaneously, to borrow from the Lenders having Revolving Credit Commitments hereunder on a non-pro rata basis (such Loans from such Lenders being referred to herein as "Non-Pro Rata Loans") and to borrow under the Other Credit Agreement, such that, after giving effect to such borrowings, each Lender with a Revolving Credit Commitment shall have Loans then outstanding in an aggregate principal amount not exceeding its Applicable Percentage of the sum of the aggregate outstanding principal amount of the Loans (including Non-Pro Rata Loans) and the Loans under (and as defined in) the Other Credit Agreement (it being understood, for the avoidance of doubt, that Non-Pro Rata Loans may not be made to the extent that Loans hereunder and/or Loans under (and as defined in) the Other Credit Agreement are not available to be made);

          (ii) (subject to clause (i) above) if, at the time of any Borrowing, Non-Pro Rata Loans are outstanding, such Borrowing shall be made from the Lenders under the Letter of Credit Tranche and/or the Lenders under the Revolving Credit Tranche hereunder in amounts (as reasonably determined by the Administrative Agent) such that, after giving effect to such Borrowing, the Lenders shall have Loans then outstanding ratably in accordance with their respective Applicable Percentage of the Aggregate Maximum Loan Amount (or as nearly thereto as possible);

          (iii) if, at the time of any prepayment of Loans, Non-Pro Rata Loans are outstanding, such prepayment shall be applied first to the prepayment of Non-Pro Rata Loans to the extent necessary to ensure that, after giving effect to such prepayment, the Loans are held by the Lenders ratably in accordance with their respective Applicable


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                                      -36-

     Percentage of the Aggregate Maximum Loan Amount (or as nearly thereto as possible); and

          (iv) if, at the time of any prepayment of loans under the Other Credit Agreement, Non-Pro Rata Loans are outstanding, the relevant Account Parties shall simultaneously prepay Non-Pro Rata Loans pursuant to Section 2.13 to the extent necessary to ensure that, after giving effect to such prepayment, the Loans are held by the Lenders ratably in accordance with their respective Applicable Percentage of the Aggregate Maximum Loan Amount (or as nearly thereto as possible).

     SECTION 2.08. Requests for Borrowings.

     (a) Notice by the Account Parties. To request a Borrowing, XL Capital shall notify the Administrative Agent of such request by telephone (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.03(a) may be given not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by XL Capital.

     (b) Content of Borrowing Requests. Each telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.07:

          (i) the relevant Account Party;

          (ii) the aggregate amount of the requested Borrowing;

          (iii) the date of such Borrowing, which shall be a Business Day;

          (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing (and, if applicable, the relevant Tranche under which such Borrowing is to be made);

          (v) in the case of a Eurodollar Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term "Interest Period" and permitted under Section 2.07(e); and

          (vi) the location and number of such Account Party's account to which funds are to be disbursed, which shall comply with the requirements of
     Section 2.09.

     (c) Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each relevant Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.





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

                                      -37-


     (d) Failure to Elect. If no election as to the Type of a Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the requested Borrowing shall be made instead as an ABR Borrowing.

     SECTION 2.09. Funding of Borrowings.

     (a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time (or 1:00 p.m., New York City time with respect to ABR Loans requested by XL Capital no later than 11:00 a.m. on the same day), to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the relevant Account Party by promptly crediting the amounts so received, in like funds, to an account of such Account Party maintained with the Administrative Agent in New York City and designated by such Account Party in the applicable Borrowing Request.

     (b) Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or in the case of any ABR Borrowing, on or prior to the proposed date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Account Party a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the relevant Account Party severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Account Party to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of such Account Party, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

     SECTION 2.10. Interest Elections.

     (a) Elections by the Account Parties. The Loans constituting each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, the relevant Account Party may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurodollar Borrowing, may elect the Interest Period therefor, all as provided in this Section. The relevant Account Party may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans constituting such Borrowing, and the Loans constituting each such portion shall be considered a separate Borrowing.

     (b) Notice of Elections. To make an election pursuant to this Section, XL Capital shall notify the Administrative Agent of such election by telephone by the time that a Borrowing



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                                      -38-


Request would be required under Section 2.08 if XL Capital were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by XL Capital.

     (c) Content of Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.07:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

          (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period" and permitted under Section 2.07(e).

     (d) Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

     (e) Failure to Elect; Events of Default. If XL Capital fails to deliver a timely and complete Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies XL Capital, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period therefor.

     SECTION 2.11. Termination, Reduction and Increase of the Commitments.

     (a) Scheduled Termination. Unless previously terminated, the Commitments shall terminate at the close of business on the Commitment Termination Date.

     (b) Voluntary Termination or Reduction. The Account Parties may at any time terminate, or from time to time reduce, the Commitments and/or may reduce at any time the Aggregate Maximum Loan Amount; provided that (i) each reduction of the Commitments or the Aggregate Maximum Loan Amount shall be in an amount that is $25,000,000 or a larger multiple of $5,000,000, (ii) the Account Parties shall not terminate or reduce the Commitments if


                                Credit Agreement
the Aggregate Credit Exposure would exceed the Commitments, (iii) the Account Parties shall not reduce the Aggregate Maximum Loan Amount if the outstanding Loans would exceed the Aggregate Maximum Loan Amount and (iv) the Account Parties shall not reduce the Aggregate Maximum Loan Amount unless the RC Sublimit under (and as defined in) the Other Credit Agreement shall be reduced in a corresponding amount. XL Capital shall notify the Administrative Agent of any election to terminate or reduce the Commitments or the Aggregate Maximum Loan Amount under this paragraph (b) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof, provided that no reduction of the Aggregate Maximum Loan Amount shall occur in connection with a reduction of the Commitments unless specified in such notice, except that upon the earlier of (x) the termination of the Commitments and (y) the Commitment Termination Date, the Aggregate Maximum Loan Amount shall automatically be reduced to zero. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by XL Capital pursuant to this paragraph
(b) shall be irrevocable; provided that a notice of termination of the Commitments delivered by XL Capital may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by XL Capital (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Subject to the proviso in the immediately preceding sentence, any termination or reduction of the Commitments or the Aggregate Maximum Loan Amount shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

     (c) Increases to Commitments. XL Capital shall have the right, at any time by notice to the Administrative Agent, to increase the Commitments hereunder up to an aggregate amount not exceeding $2,500,000,000 (i) by including as a Lender hereunder with a new Commitment, any Person which is a NAIC Approved Bank that is not an existing Lender or (ii) by having an existing Lender increase its Commitment then in effect (with the consent of such Lender in its sole discretion) (each new or increasing Lender, a "Supplemental Lender") in each case with the approval (not to be unreasonably withheld) of the Administrative Agent, which notice shall specify the name of each Supplemental Lender, the aggregate amount of such increase and the portion thereof being assumed by each such Supplemental Lender, and the date on which such increase is to become effective (each a "Supplemental Commitment Date") (which shall be a Business Day at least three Business Days after the delivery of such notice and 30 days prior to the Commitment Termination Date); provided that (x) the Commitment of any Supplemental Lender that is not an existing Lender shall be in an amount of at least $25,000,000, (y) the aggregate amount of the increase of the Commitments effected on any day shall be in an aggregate amount of at least $25,000,000 and larger multiples of $1,000,000 and (z) any increase of Commitments shall be only in respect of Letter of Credit Commitments. Each such Supplemental Lender shall enter into an agreement in form and substance satisfactory to XL Capital and the Administrative Agent pursuant to which such Supplemental Lender shall, as of the applicable Supplemental Commitment Date, undertake a Commitment (or, if any such Supplemental Lender is an existing Lender, pursuant to which such Supplemental Lender's Commitment shall be increased in the agreed amount on such date) and such Supplemental Lender shall thereupon become (or, if it is already a Lender, continue to be) a "Lender" for all purposes hereof; provided that, in the case of any Supplemental Lender that is not a Lender immediately prior to such Supplemental Commitment Date and is not listed on the NAIC Approved Bank List, such Supplemental Lender and its Confirming Lender shall have entered into an agreement of the type contemplated in the definition of "Confirming Lender" in
Section 1.01.



                                Credit Agreement

     Notwithstanding the foregoing, no increase in the Commitments hereunder pursuant to this Section shall be effective unless on the applicable Supplemental Commitment Date:

          (i) no Default shall have occurred and be continuing;

          (ii) the representations and warranties of the Obligors set forth in this Agreement (other than in Section 4.04(b)) shall be true and correct on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

          (iii) no Loans are outstanding and no notices in respect of the issuance, amendment, renewal or extension of any Letter of Credit or of any Borrowing are pending, unless the Administrative Agent otherwise agrees.

Each such notice shall be deemed to constitute a representation and warranty by XL Capital as to the matters specified in clauses (i) and (ii) of the immediately preceding sentence as of such date.

     SECTION 2.12. Repayment of Loans; Evidence of Debt.

     (a) Repayment. Each Account Party hereby unconditionally promises to pay to the Administrative Agent for account of the relevant Lenders the outstanding principal amount of the Loans made to such Account Party on the Commitment Termination Date.

     (b) Manner of Payment. Prior to any repayment or prepayment of any Borrowings hereunder, XL Capital shall select the Borrowing or Borrowings to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment; provided that each repayment of Borrowings shall be applied to repay any outstanding ABR Borrowings before any other Borrowings. If XL Capital fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings and, second, to other Borrowings in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each payment of a Borrowing shall be applied ratably to the Loans included in such Borrowing.

     (c) Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of each Account Party to such Lender resulting from each Loan made by such Lender to such Account Party, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (d) Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount of each Loan made to each Account Party hereunder, the Type thereof and each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from such Account Party



                                Credit Agreement
to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender's share thereof.

     (e) Effect of Entries. The entries made in the records maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Account Parties to repay the Loans in accordance with the terms of this Agreement.

     (f) Promissory Notes. Any Lender may request that Loans made by it to any Account Party be evidenced by a promissory note of such Account Party. In such event, each Account Party shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

     SECTION 2.13. Prepayment of Loans.

     (a) Right to Prepay Borrowings. The Account Parties shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

     (b) Notices, Etc. XL Capital shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.11, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with
Section 2.11. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.07. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.15 and shall be made in the manner specified in Section 2.12(b).

     SECTION 2.14. Fees.

     (a) Facility Fee. XL Capital agrees to pay to the Administrative Agent for account of each Lender a facility fee which shall accrue at a rate per annum equal to the Applicable Rate (i) prior to the termination of such Lender's Commitment, on the daily amount of such Commitment (whether used or unused) during the period from and including the



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                                      -42-

Effective Date to but excluding the earlier of the date on which such Commitment terminates and the Commitment Termination Date and (ii) if such Lender continues to have any Credit Exposure after its Commitment terminates, on the daily amount of such Lender's Credit Exposure from and including the date on which such Lender's Commitment terminates to but excluding the date on which such Lender ceases to have any Credit Exposure. Accrued facility fees shall be payable on each Quarterly Date and on the earlier of the date the Commitments terminate and the Commitment Termination Date; provided that any facility fees accruing after such earlier date shall be payable on demand.

     (b) Syndicated Letter of Credit Fees. XL Capital agrees to pay to the Administrative Agent for account of each Lender under the Letter of Credit Tranche a letter of credit fee which shall accrue at a rate per annum equal to the Applicable Rate on the average daily aggregate undrawn amount of all outstanding Syndicated Letters of Credit during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Letter of Credit Commitment terminates and the date on which such Lender ceases to have any LC Exposure. Syndicated Letter of Credit fees accrued through and including each Quarterly Date shall be payable on the third Business Day following such Quarterly Date, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Letter of Credit Commitments terminate and any such fees accruing after the date on which the Letter of Credit Commitments terminate shall be payable on demand.

     (c) Non-Syndicated Letter of Credit Fees. XL Capital agrees to pay to the Administrative Agent for account of each Lender under the Letter of Credit Tranche a letter of credit fee which shall accrue at a rate per annum equal to the Applicable Rate on the average daily aggregate undrawn amount of all outstanding Non-Syndicated Letters of Credit during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Letter of Credit Commitment terminates and the date on which such Lender ceases to have any LC Exposure. Non-Syndicated Letter of Credit fees accrued through and including each Quarterly Date shall be payable on the third Business Day following such Quarterly Date, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Letter of Credit Commitments terminate and any such fees accruing after the date on which the Letter of Credit Commitments terminate shall be payable on demand.

     (d) Participated Letter of Credit Fees. XL Capital agrees to pay (i) to the Administrative Agent for account of each Lender under the Letter of Credit Tranche a participation fee with respect to its participations in Participated Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Rate on the average daily amount of such Lender's LC Exposure in respect of Participated Letters of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Letter of Credit Commitment terminates and the date on which such Lender ceases to have any such LC Exposure, and (ii) to the Issuing Lender a fronting fee which shall accrue at a rate per annum as agreed in writing between XL Capital and the Issuing Lender on the average daily amount of the LC Exposure in respect of Participated Letters of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Letter of Credit



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                                      -43-


Commitments and the date on which there ceases to be any such LC Exposure. Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable on the third Business Day following such Quarterly Date, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Letter of Credit Commitments terminate and any such fees accruing after the date on which the Letter of Credit Commitments terminate shall be payable on demand.

     (e) LC Administrative Fees. XL Capital agrees to pay to the Administrative Agent, for its own account, within 10 Business Days after demand the Administrative Agent's standard administrative fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.

     (f) Administrative Agent Fees. XL Capital agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between XL Capital and the Administrative Agent.

     (g) Payment and Computation of Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of the fees referred to in paragraphs (a) through (d) of this Section, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances. All fees payable under paragraphs (a) through (d) of this Section shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     SECTION 2.15. Interest.

     (a) ABR Loans. The Loans constituting each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Additional Margin, if any.

     (b) Eurodollar Loans. The Loans constituting each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period for such Borrowing plus the Applicable Margin plus the Applicable Additional Margin, if any.

     (c) Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable (other that in respect of any LC Disbursement under Sections 2.03(d), 2.04(j), and 2.05(i)) by the Account Parties hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

     (d) Payment of Interest. Accrued interest on each Loan shall be payable by the applicable Account Party in arrears on each Interest Payment Date for such Loan and upon the date the Commitments terminate; provided that (x) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand,
(y) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the Commitment Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such


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

                                      -44-

repayment or prepayment and (z) in the event of any conversion of any Eurodollar Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

     (e) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

     SECTION 2.16. Alternate Rate of Interest. If prior to the commencement of the Interest Period for any Eurodollar Borrowing:

          (a) the Administrative Agent determines in good faith (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders (acting in good faith) that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to XL Capital and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies XL Capital and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or the continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and such Borrowing (unless prepaid) shall be continued as, or converted to, an ABR Borrowing and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

     SECTION 2.17. Increased Costs.

     (a) Increased Costs Generally. If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

          (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement, any Letter of Credit (or any participation therein) or any Eurodollar Loan made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining, or participating in, any Letter of Credit (or of maintaining any participation therein) or Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal,


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                                      -45-


interest or otherwise), then the Account Parties jointly and severally agree that they will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

     (b) Capital Requirements. If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Letters of Credit issued or participated in, or the Loans made, by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Account Parties will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

     (c) Certificates from Lenders. A certificate of a Lender setting forth such Lender's good faith determination of the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to XL Capital and shall be conclusive absent manifest error. The Account Parties shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof by XL Capital.

     (d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Account Parties shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender notifies XL Capital of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90 day period referred to above shall be extended to include the period of retroactive effect thereof.

     (e) Application to Taxes. Notwithstanding anything in this Section to the contrary, this Section shall not apply to Taxes, which shall be governed solely by Section 2.19.

     SECTION 2.18. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.13(b) and is revoked in accordance herewith), or (d) the assignment as a result of a request by XL Capital pursuant to Section 2.21(b) of any Eurodollar Loan other than on the last day of an Interest Period therefor, then, in any such event, the Account Parties shall compensate each Lender for the loss attributable to such event. The loss to any Lender attributable to any such event shall be deemed to be an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or



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                                      -46-

continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for Dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth such Lender's good faith determination of any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to XL Capital and shall be conclusive absent manifest error. The Account Parties shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof by XL Capital.

     SECTION 2.19. Taxes.

     (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Account Parties hereunder shall be made free and clear of and without deduction for any Indemnified Taxes; provided that if any Account Party shall be required to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Account Party shall make such deductions and
(iii) such Account Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) Payment of Other Taxes by the Account Parties. In addition, each Account Party shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) Indemnification by the Account Parties. The Account Parties shall indemnify the Administrative Agent and each Lender, within 10 days after written demand to XL Capital therefor, for the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes, as the case may be, were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth the Administrative Agent's or such Lender's, as the case may be, good faith determination of the amount of such payment or liability delivered to XL Capital by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive as between such Lender or the Administrative Agent, as the case may be, and the Account Parties absent manifest error.

     (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Account Party to a Governmental Authority, XL Capital on behalf of such Account Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.





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     (e) Exemptions. Each Lender and the Administrative Agent shall, at the written request of XL Capital, provide to any Account Party such form, certification or similar documentation, if any (each duly completed, accurate and signed) as is currently required by any Account Party Jurisdiction or any other jurisdiction, or comply with such other requirements, if any, as is currently applicable in such Account Party Jurisdiction or any other jurisdiction, in order to obtain an exemption from, or reduced rate of, deduction, payment or withholding of Indemnified Taxes or Other Taxes to which such Lender or the Administrative Agent is entitled pursuant to an applicable tax treaty or the law of such Account Party Jurisdiction or any other jurisdiction; provided that XL Capital shall have furnished to such Lender or the Administrative Agent in a reasonably timely manner copies of such documentation and notice of such requirements together with applicable instructions. Upon the reasonable request of XL Capital in writing, each Lender and the Administrative Agent will provide to XL Capital such form, certification or similar documentation (each duly completed, accurate and signed) as may in the future be required by any Account Party Jurisdiction or any other jurisdiction, or comply with such other requirements, if any, as may be applicable in such Account Party Jurisdiction or any other jurisdiction in order to obtain an exemption from, or reduced rate of, deduction, payment or withholding of Indemnified Taxes or Other Taxes to which such Lender or the Administrative Agent is entitled pursuant to an applicable tax treaty or the law of the relevant jurisdiction. In addition, each Lender agrees from time to time when a lapse in time or change in circumstances renders the previous documentation obsolete or inaccurate in any material respect, it will deliver to the Account Parties such properly completed and executed documentation as will permit such payments to continue to be made without withholding or at a reduced rate, or notify the Account Parties that it is unable to do so.

     (f) If the Administrative Agent or a Lender determines, in its reasonable discretion, that it has received a refund from the relevant Governmental Authority (in cash or as an offset against another tax liability owing to such Governmental Authority) of any Taxes or Other Taxes as to which it has been indemnified by an Account Party or with respect to which an Account Party has paid additional amounts pursuant to this Section, it shall pay over such refund to such Account Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Account Party under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Account Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Account Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes not expressly required to be made available hereunder which it reasonably deems confidential) to any Account Party or any other Person.

     SECTION 2.20. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

     (a) Payments by the Account Parties. The Account Parties shall make each payment required to be made by them hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, under Section 2.17, 2.18 or 2.19, or otherwise) or under any other Credit Document (except to the extent otherwise provided therein) prior to 12:00 noon,


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                                      -48-


New York City time, on the date when due, in immediately available funds, without set-off or counterclaim; provided that any payments in respect of Alternative Currency Letters of Credit shall be made in the manner (including the time and place of payment) as shall have been separately agreed between the relevant Account Party and Lender pursuant to Section 2.06. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments pursuant to Sections 2.17, 2.18, 2.19 and 10.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

     (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

     (c) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each reimbursement of LC Disbursements (other than in respect of Alternative Currency Letters of Credit) shall be made to the relevant Lenders, each Borrowing shall be made from the Lenders, each payment of fees under Section
2.14 shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments under Section 2.11 shall be applied to the respective Commitments (or, in the case of any Borrowing, the respective commitment to make Loans herunder) of the Lenders, in each case pro rata according to the amounts of their respective Commitments (or, in the case of any Borrowing, the respective commitment to make Loans hereunder or, in the case of any such reimbursement or payment after the termination of the Commitments, pro rata according to the Aggregate Credit Exposure); (ii) each Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Loans) or their respective Loans that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans by any Account Party shall be made for account of the Lenders pro rata according to the respective unpaid principal amounts of the Loans of such Account Party; and (iv) each payment of interest on Loans by an Account Party shall be made for account of the Lenders pro rata according to the amounts of interest on such Loans then due and payable thereunder.

     (d) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or LC Disbursements (other than with respect to Alternative Currency Letters of Credit) resulting in such Lender receiving payment of a greater proportion of the aggregate



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                                      -49-

amount of its Loans and/or LC Disbursements (other than with respect to Alternative Currency Letters of Credit) and accrued interest thereon then due than the proportion received by any other relevant Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and/or LC Disbursements (other than with respect to Alternative Currency Letters of Credit) of such other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and/or LC Disbursements (other than with respect to Alternative Currency Letters of Credit); provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Account Party pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or LC Disbursements to any assignee or participant, other than to any Account Party or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Account Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Account Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Account Party in the amount of such participation.

     (e) Presumptions of Payment. Unless the Administrative Agent shall have received notice from an Account Party prior to the date on which any payment is due to the Administrative Agent for account of the relevant Lenders hereunder that such Account Party will not make such payment, the Administrative Agent may assume that such Account Party has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders the amount due. In such event, if the relevant Account Party has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

     (f) Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.20(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

     SECTION 2.21. Mitigation Obligations; Replacement of Lenders.

     (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.17, or if any Account Party is required to pay any additional amount or indemnification payment to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.19, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans and/or Letters of Credit hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or



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                                      -50-

reduce amounts payable pursuant to Section 2.17 or 2.19, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Account Party hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

     (b) Replacement of Lenders. If any Lender requests compensation under
Section 2.17, or if any Account Party is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.19, or if any Lender defaults in its obligation to fund Loans or to make LC Disbursements hereunder, or if any Lender under the Letter of Credit Tranche ceases to be a NAIC Approved Bank, then XL Capital may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee selected by XL Capital that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) XL Capital shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and/or LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the relevant Account Party (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.17 or payments required to be made pursuant to Section 2.19, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the relevant Account Party to require such assignment and delegation cease to apply.


                                   ARTICLE III

                                    GUARANTEE


     SECTION 3.01. The Guarantee. Each Guarantor hereby jointly and severally guarantees to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans and LC Disbursements (and interest thereon) made by the Lenders to each of the Account Parties (other than such Guarantor in its capacity as an Account Party hereunder) and all other amounts from time to time owing to the Lenders or the Administrative Agent by such Account Parties under this Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). Each Guarantor hereby further jointly and severally agrees that if any Account Party (other than such Guarantor in its capacity as an Account Party hereunder) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, such Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at



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                                      -51-

extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

     SECTION 3.02. Obligations Unconditional. The obligations of the Guarantors under Section 3.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Account Parties under this Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Article that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute and unconditional as described above:

          (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

          (ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted; or

          (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Account Party under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

     SECTION 3.03. Reinstatement. The obligations of the Guarantors under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Account Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.





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                                      -52-

     SECTION 3.04. Subrogation. The Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 3.01, whether by subrogation or otherwise, against any Account Party or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

     SECTION 3.05. Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Account Parties under this Agreement may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of Section
3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against any Account Party and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by any Account Party) shall forthwith become due and payable by the Guarantors for purposes of Section 3.01.

     SECTION 3.06. Continuing Guarantee. The guarantee in this Article is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

     SECTION 3.07. Rights of Contribution. The Guarantors (other than XL Capital) hereby agree, as between themselves, that if any such Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any Guaranteed Obligations, each other Guarantor (other than XL Capital) shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this Section shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Article III and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

     For purposes of this Section, (i) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" means, for any Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Guarantor (excluding any shares of stock of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been Guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of



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                                      -53-


all of the Guarantors (other than XL Capital) exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Guarantors under this Article III) of all of the Guarantors (other than XL Capital), determined
(A) with respect to any Guarantor that is a party hereto on the date hereof, as of the date hereof, and (B) with respect to any other Guarantor, as of the date such Guarantor becomes a Guarantor hereunder.

     SECTION 3.08. General Limitation on Guarantee Obligations. In any action or proceeding involving any corporate law, or any bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 3.01 would otherwise, taking into account the provisions of Section 3.07, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     Each Account Party represents and warrants to the Lenders that:

     SECTION 4.01. Organization; Powers. Such Account Party and each of its Significant Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

     SECTION 4.02. Authorization; Enforceability. The Transactions are within such Account Parties' corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by such Account Party and constitutes a legal, valid and binding obligation of such Account Party, enforceable against such Account Party in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, examination or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 4.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of (including any exchange control approval), registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of such Account Party or any of its Significant Subsidiaries or any order of any Governmental Authority, (c) will



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not violate or result in a default under any material indenture, agreement or other instrument binding upon such Account Party or any of its Significant Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) will not result in the creation or imposition of any Lien on any asset of such Account Party or any of its Significant Subsidiaries.

     SECTION 4.04. Financial Condition; No Material Adverse Change.

     (a) Financial Condition. Such Account Party has heretofore furnished to the Lenders the consolidated balance sheet and statements of income, stockholders' equity and cash flows of such Account Party and its consolidated Subsidiaries
(A) as of and for the fiscal year ended December 31, 2004, reported on by PricewaterhouseCoopers LLP, independent public accountants (as provided in XL Capital's Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2004), and (B) as of and for the fiscal quarter ended March 31, 2005, as provided in XL Capital's Report on Form 10-Q filed with the SEC for the fiscal quarter ended March 31, 2005. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of such Account Party and its respective consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP or (in the case of XL Insurance or XL Re) SAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (B) of the first sentence of this paragraph.

     (b) No Material Adverse Change. Since December 31, 2004, there has been no material adverse change in the assets, business, financial condition or operations of such Account Party and its Subsidiaries, taken as a whole.

     SECTION 4.05. Properties.

     (a) Property Generally. Such Account Party and each of its Significant Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Section 7.03 and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

     (b) Intellectual Property. Such Account Party and each of its Significant Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by such Account Party and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 4.06. Litigation and Environmental Matters.

     (a) Actions, Suits and Proceedings. Except as disclosed in Schedule III or as routinely encountered in claims activity, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of such Account Party, threatened against or affecting such Account Party or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that could reasonably




                                Credit Agreement

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                                      -55-


be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

     (b) Environmental Matters. Except as disclosed in Schedule IV and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither such Account Party nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required for its business under any Environmental Law, (ii) has incurred any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

     SECTION 4.07. Compliance with Laws and Agreements. Such Account Party and each of its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

     SECTION 4.08. Investment and Holding Company Status. Such Account Party is not (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     SECTION 4.09. Taxes. Such Account Party and each of its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to file any such Tax return or pay any such Taxes could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 4.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that could reasonably be expected to result in a Material Adverse Effect.

     Except as could not reasonably be expected to result in a Material Adverse Effect, (i) all contributions required to be made by any Account Party or any of their Subsidiaries with respect to a Non-U.S. Benefit Plan have been timely made, (ii) each Non-U.S. Benefit Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws and has been maintained, where required, in good standing with the applicable Governmental Authority and (iii) neither any Account Party nor any of their Subsidiaries has incurred any obligation in connection with the termination or withdrawal from any Non-U.S. Benefit Plan.





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

     SECTION 4.11. Disclosure. The reports, financial statements, certificates or other information furnished by such Account Party to the Lenders in connection with the negotiation of this Agreement or delivered hereunder (taken as a whole) do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, such Account Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

     SECTION 4.12. Use of Credit. Neither such Account Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no Letter of Credit will be used in connection with buying or carrying any Margin Stock. No part of the proceeds of any Loan hereunder will be used to buy or carry any Margin Stock (except for repurchases of the capital stock of XL Capital and purchases of Margin Stock in accordance with XL Capital's Statement of Investment Policy Objectives and Guidelines as in effect on the date hereof or as it may be changed from time to time by a resolution duly adopted by the board of directors of XL Capital (or any committee thereof)). The purchase of any Margin Stock with the proceeds of any Loan will not be in violation of Regulation U or X of the Board and, after applying the proceeds of such Loan, not more than 25% of the value of the assets of XL Capital and its Subsidiaries taken as a whole consists or will consist of Margin Stock.

     SECTION 4.13. Subsidiaries. Set forth in Schedule V is a complete and correct list of all of the Subsidiaries of XL Capital as of March 31, 2005, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Schedule V, (x) each of XL Capital and its Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule V, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) except as disclosed in filings of XL Capital with the SEC prior to the date hereof, there are no outstanding Equity Rights with respect to any Account Party.

     SECTION 4.14. Withholding Taxes. Based upon information with respect to each Lender provided by each Lender to the Administrative Agent, as of the date hereof, the payment of the LC Disbursements and interest thereon, principal of and interest on the Loans, the fees under Section 2.14 and all other amounts payable hereunder will not be subject, by withholding or deduction, to any Indemnified Taxes imposed by Bermuda or the Cayman Islands.

     SECTION 4.15. Stamp Taxes. To ensure the legality, validity, enforceability or admissibility in evidence of this Agreement or any promissory notes evidencing Loans made (or to be made), it is not necessary, as of the date hereof, that this Agreement or such promissory notes or any other document be filed or recorded with any Governmental Authority in Bermuda or the Cayman Islands, or that any stamp or similar tax be paid on or in respect of this Agreement in any such jurisdiction, or such promissory notes or any other document


                                Credit Agreement
other than such filings and recordations that have already been made and such stamp or similar taxes that have been paid.

     SECTION 4.16. Legal Form. Each of this Agreement and any promissory notes evidencing Loans made (or to be made) is in proper legal form under the laws of any Account Party Jurisdiction for the admissibility thereof in the courts of such Account Party Jurisdiction.


                                    ARTICLE V

                                   CONDITIONS

     SECTION 5.01. Effective Date. The obligations of the Lenders (or the Issuing Lender, as the case may be) to issue or continue Letters of Credit and to make Loans hereunder are subject to the receipt by the Administrative Agent of each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance (or such condition shall have been waived in accordance with Section 10.02):

          (a) Executed Counterparts. From each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

          (b) Opinions of Counsel to the Obligors. Opinions, each dated the Effective Date, of (i) Charles F. Barr, Esq., counsel to XL Capital, substantially in the form of Exhibit B-1, (ii) Richard G. McCarty, Esq., counsel to XL America, substantially in the form of Exhibit B-2, (iii) Cahill Gordon & Reindel LLP, special U.S. counsel for the Obligors, substantially in the form of Exhibit B-3, (iv) Conyers, Dill & Pearman, special Bermuda counsel to XL Insurance and XL Re, substantially in the form of Exhibit B-4 and (v) Appleby Spurling Hunter, special Cayman Islands counsel to XL Capital, substantially in the form of Exhibit B-5.

          (c) Opinion of Special New York Counsel to JPMCB. An opinion, dated the Effective Date, of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to JPMCB, substantially in the form of Exhibit C (and JPMCB hereby instructs such counsel to deliver such opinion to the Lenders).

          (d) Corporate Documents. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing, if applicable, of the Obligors, the authorization of the Transactions and any other legal matters relating to the Obligors, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

          (e) Officer's Certificate. A certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of XL Capital, confirming compliance with the conditions set forth in the lettered clauses of the first sentence of Section 5.02.




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

          (f) Existing 364-Day Credit Agreement; Existing Letters of Credit. Evidence that (i) the Account Parties shall have paid in full all principal of and interest accrued on the loans and reimbursement obligations under the Existing 364-Day Credit Agreement and all fees, expenses and other amounts owing by the Account Parties thereunder and (ii) the Commitments under (and as defined in) the Existing 364-Day Credit Agreement have terminated. In addition, the Administrative Agent shall have (i) received a notice satisfactory to the Administrative Agent from XL Capital designating whether any of the Syndicated Letters of Credit, Non-Syndicated Letters of Credit and/or Participated Letters of Credit under (and as defined in) the Existing 364-Day Credit Agreement outstanding immediately prior to the Effective Date are to be continued under this Agreement and (ii) with respect to each such Non-Syndicated Letters of Credit to be continued hereunder, evidence that such Non-Syndicated Letters of Credit shall have been either amended in the manner contemplated by Section 2.04(l) or replaced with one or more Non-Syndicated Letters of Credit in favor of the relevant beneficiary issued by the Lenders having Commitments hereunder as of the Effective Date (or arrangements satisfactory to the Administrative Agent for such amendment or replacement, as applicable, as promptly as practicable following the Effective Date shall have been made). The Obligors and each Lender party hereto that is also a party to the Existing 364-Day Credit Agreement hereby agrees that, as of the Effective Date, the Commitments (as defined in the Existing 364-Day Credit Agreement) under the Existing 364-Day Credit Agreement shall be terminated automatically (it being agreed that this Agreement constitutes notice of such termination to each such Lender and that pursuant hereto the requirement under Section 2.11(b) of the Existing 364-Day Credit Agreement for prior notice of such termination is hereby waived by each such Lender).

          (g) Other Documents. Such other documents as the Administrative Agent or any Lender or special New York counsel to JPMCB may reasonably request.

     The obligation of any Lender to make its initial extension of credit hereunder is also subject to the payment by XL Capital of such fees as XL Capital shall have agreed to pay to any Lender or the Administrative Agent in connection herewith, including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to JPMCB, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Credit Documents and the extensions of credit hereunder (to the extent that reasonably detailed statements for such fees and expenses have been delivered to XL Capital).

     The Administrative Agent shall notify the Account Parties and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders (or the Issuing Lender, as the case may be) to issue or continue, Letters of Credit or to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 5:00 p.m., New York City time, on June 22, 2005 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).





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

     SECTION 5.02. Each Credit Event. The obligation of each Lender to issue, continue, amend, renew or extend any Letter of Credit or to make any Loan is additionally subject to the satisfaction of the following conditions:

          (a) the representations and warranties of the Obligors set forth in this Agreement (other than, at any time after the Effective Date, in Section 4.04(b)) shall be true and correct on and as of the date of issuance, continuation, amendment, renewal or extension of such Letter of Credit or the date of such Loan, as applicable (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

          (b) at the time of and immediately after giving effect to the issuance, amendment, renewal or extension of such Letter of Credit or such Loan, as applicable, no Default shall have occurred and be continuing; and

          (c) in the case of any Alternative Currency Letter of Credit, receipt by the Administrative Agent of a request for offers as required by Section 2.06(a).

Each issuance, continuation, amendment, renewal or extension of a Letter of Credit and each Borrowing shall be deemed to constitute a representation and warranty by the Obligors on the date thereof as to the matters specified in clauses (a) and (b) of the immediately preceding sentence.


                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

     Until the Commitments have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Account Parties covenant and agree with the Lenders that:

     SECTION 6.01. Financial Statements and Other Information. Each Account Party will furnish to the Administrative Agent and each Lender:

          (a) within 135 days after the end of each fiscal year of each Account Party except for XL America (but in the case of XL Capital, within 100 days after the end of each fiscal year of XL Capital), the audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of such Account Party and its consolidated Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year (if such figures were already produced for such corresponding period or periods) (it being understood that delivery to the Lenders of XL Capital's Report on Form 10-K filed with the SEC shall satisfy the financial statement delivery requirements of this paragraph (a) to deliver the annual financial statements of XL Capital so long as the financial information required to be contained in such Report is substantially the same as the financial information required under this paragraph (a)), all reported on by independent public accountants of recognized national standing (without a "going concern" or like qualification or



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
     exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of such Account Party and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP or (in the case of XL Insurance and XL Re) SAP, as the case may be, consistently applied;

          (b) by June 15 of each year, (i) an unaudited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of XL America and its consolidated Subsidiaries as of the end of and for the immediately preceding fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year (if such figures were already produced for such corresponding period or periods), all certified by a Financial Officer of XL America as presenting fairly in all material respects the financial condition and results of operations of XL America and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) audited statutory financial statements for each Insurance Subsidiary of XL America reported on by independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such audited consolidated financial statements present fairly in all material respects the financial condition and results of operations of such Insurance Subsidiaries in accordance with SAP, consistently applied;

          (c) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of such Account Party, the consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of such Account Party and its consolidated Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year (if such figures were already produced for such corresponding period or periods), all certified by a Financial Officer of such Account Party as presenting fairly in all material respects the financial condition and results of operations of such Account Party and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP or (in the case of XL Insurance and XL Re) SAP, as the case may be, consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (it being understood that delivery to the Lenders of XL Capital's Report on Form 10-Q filed with the SEC shall satisfy the financial statement delivery requirements of this paragraph (c) to deliver the quarterly financial statements of XL Capital so long as the financial information required to be contained in such Report is substantially the same as the financial information required under this paragraph (c));

          (d) concurrently with any delivery of financial statements under clause (a), (b) or (c) of this Section, a certificate signed on behalf of each Account Party by a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto,
     (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 7.03, 7.05, 7.06 and 7.07 and (iii) stating whether any change in GAAP or (in the case of XL Insurance, XL Re and any Insurance Subsidiary of XL America) SAP


                                Credit Agreement
     or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.04 and, if any such change has occurred, specifying any material effect of such change on the financial statements accompanying such certificate;

          (e) concurrently with any delivery of financial statements under clauses (a) and (b)(ii) of this Section, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

          (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by such Account Party or any of its respective Subsidiaries with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any U.S. or other securities exchange, or distributed by such Account Party to its shareholders generally, as the case may be;

          (g) concurrently with any delivery of financial statements under clause (a), (b) or (c) of this Section, a certificate of a Financial Officer of XL Capital, setting forth on a consolidated basis for XL Capital and its consolidated Subsidiaries as of the end of the fiscal year or quarter to which such certificate relates (i) the aggregate book value of assets which are subject to Liens permitted under Section 7.03(h) and the aggregate book value of liabilities which are subject to Liens permitted under Section 7.03(h)(it being understood that the reports required by paragraphs (a), (b) and (c) of this Section shall satisfy the requirement of this clause (i) of this paragraph (g) if such reports set forth separately, in accordance with GAAP, line items corresponding to such aggregate book values) and (ii) a calculation showing the portion of each of such aggregate amounts which portion is attributable to transactions among wholly-owned Subsidiaries of XL Capital;

          (h) within 90 days after the end of each of the first three fiscal quarters of each fiscal year and within 135 days after the end of each fiscal year of XL Capital (commencing with the fiscal year ending December 31, 2005), a statement of a Financial Officer of XL Capital listing, as of the end of the immediately preceding fiscal quarter of XL Capital, the amount of cash and the securities of the Account Parties and their Subsidiaries that have been posted as collateral under Section 7.03(f); and

          (i) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of XL Capital or any of its Subsidiaries, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

     SECTION 6.02. Notices of Material Events. Each Account Party will furnish to the Administrative Agent and each Lender prompt written notice of the following:

          (a) the occurrence of any Default; and

          (b) any event or condition constituting, or which could reasonably be expected to have a Material Adverse Effect.


                                Credit Agreement

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the relevant Account Party setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken by such Account Party with respect thereto.

     SECTION 6.03. Preservation of Existence and Franchises. Each Account Party will, and will cause each of its Significant Subsidiaries to, maintain its corporate existence and its material rights and franchises in full force and effect in its jurisdiction of incorporation; provided that the foregoing shall not prohibit any merger or consolidation permitted under Section 7.01. Each Account Party will, and will cause each of its Subsidiaries to, qualify and remain qualified as a foreign corporation in each jurisdiction in which failure to receive or retain such qualification would have a Material Adverse Effect.

     SECTION 6.04. Insurance. Each Account Party will, and will cause each of its Significant Subsidiaries to, maintain with financially sound and reputable insurers, insurance with respect to its properties in such amounts as is customary in the case of corporations engaged in the same or similar businesses having similar properties similarly situated.

     SECTION 6.05. Maintenance of Properties. Each Account Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by and used or useful in its business and will make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto so that the business carried on in connection therewith may be properly conducted at all times except if the failure to do so would not have a Material Adverse Effect, provided, however, that the foregoing shall not impose on such Account Party or any Subsidiary of such Account Party any obligation in respect of any property leased by such Account Party or such Subsidiary in addition to such Account Party's obligations under the applicable document creating such Account Party's or such Subsidiary's lease or tenancy.

     SECTION 6.06. Payment of Taxes and Other Potential Charges and Priority Claims; Payment of Other Current Liabilities. Each Account Party will, and will cause each of its Subsidiaries to, pay or discharge:

          (a) on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income;

          (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such property; and

          (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property (other than Liens not forbidden by Section 7.03) or which, if unpaid, might give rise to a claim entitled to priority over general creditors of such Account Party or such Subsidiary in any proceeding under the Bermuda Companies Law or Bermuda Insurance Law, or any



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
     insolvency proceeding, liquidation, receivership, rehabilitation, dissolution or winding-up involving such Account Party or such Subsidiary;

provided that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced, such Account Party or such Subsidiary need not pay or discharge any such tax, assessment, charge, levy or claim (i) so long as the validity thereof is contested in good faith and by appropriate proceedings diligently conducted and so long as such reserves or other appropriate provisions as may be required by GAAP or SAP, as the case may be, shall have been made therefor or (ii) so long as such failure to pay or discharge would not have a Material Adverse Effect.

     SECTION 6.07. Financial Accounting Practices. Such Account Party will, and will cause each of its consolidated Subsidiaries to, make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are recorded as necessary to permit preparation of financial statements required under Section 6.01 in conformity with GAAP and SAP, as applicable, and to maintain accountability for assets.

     SECTION 6.08. Compliance with Applicable Laws. Each Account Party will, and will cause each of its Subsidiaries to, comply with all applicable Laws (including but not limited to the Bermuda Companies Law and Bermuda Insurance
Laws) in all respects; provided that such Account Party or any Subsidiary of such Account Party will not be deemed to be in violation of this Section as a result of any failure to comply with any such Law which would not (i) result in fines, penalties, injunctive relief or other civil or criminal liabilities which, in the aggregate, would have a Material Adverse Effect or (ii) otherwise impair the ability of such Account Party to perform its obligations under this Agreement.

     SECTION 6.09. Use of Letters of Credit and Proceeds. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X. Each Account Party will use the Letters of Credit issued for its account hereunder in the ordinary course of business of, and will use the proceeds of all Loans made to it for the general corporate purposes of, such Account Party and its Affiliates. For the avoidance of doubt, the parties agree that any Account Party may apply for a Letter of Credit hereunder to support the obligations of any Affiliate of XL Capital, it being understood that such Account Party shall nonetheless remain the account party and as such be liable with respect to such Letter of Credit.

     SECTION 6.10. Continuation of and Change in Businesses. Each Account Party and its Significant Subsidiaries will continue to engage in substantially the same business or businesses it engaged in (or proposes to engage in) on the date of this Agreement and businesses related or incidental thereto.

     SECTION 6.11. Visitation. Each Account Party will permit such Persons as any Lender may reasonably designate to visit and inspect any of the properties of such Account Party, to discuss its affairs with its financial management, and provide such other information relating to the business and financial condition of such Account Party at such times as such Lender may reasonably request. Each Account Party hereby authorizes its financial management to discuss with any Lender the affairs of such Account Party.


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                                   ARTICLE VII

                               NEGATIVE COVENANTS

     Until the Commitments have expired or terminated, the principal of and interest on each Loan and all fees payable hereunder have been paid in full, all Letters of Credit have expired or terminated and all LC Disbursements have been reimbursed, each of the Account Parties covenants and agrees with the Lenders that:

     SECTION 7.01. Mergers. No Account Party will merge with or into or consolidate with any other Person, except that if no Default shall occur and be continuing or shall exist at the time of such merger or consolidation or immediately thereafter and after giving effect thereto (a) any Account Party may merge or consolidate with any other corporation, including a Subsidiary, if such Account Party shall be the surviving corporation, (b) XL Capital may merge with or into or consolidate with any other Person in a transaction that does not result in a reclassification, conversion, exchange or cancellation of the outstanding shares of capital stock of XL Capital (other than the cancellation of any outstanding shares of capital stock of XL Capital held by the Person with whom it merges or consolidates) and (c) any Account Party may enter into a merger or consolidation which is effected solely to change the jurisdiction of incorporation of such Account Party and results in a reclassification, conversion or exchange of outstanding shares of capital stock of such Account Party solely into shares of capital stock of the surviving entity.

     SECTION 7.02. Dispositions. No Account Party will, nor will it permit any of its Significant Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily (any of the foregoing being referred to in this Section as a "Disposition" and any series of related Dispositions constituting but a single Disposition), any of its properties or assets, tangible or intangible (including but not limited to sale, assignment, discount or other disposition of accounts, contract rights, chattel paper or general intangibles with or without recourse), except:

          (a) Dispositions in the ordinary course of business involving current assets or other invested assets classified on such Account Party's or its respective Subsidiaries' balance sheet as available for sale or as a trading account;

          (b) sales, conveyances, assignments or other transfers or dispositions in immediate exchange for cash or tangible assets, provided that any such sales, conveyances or transfers shall not individually, or in the aggregate for the Account Parties and their respective Subsidiaries, exceed $500,000,000 in any calendar year;

          (c) Dispositions of equipment or other property which is obsolete or no longer used or useful in the conduct of the business of such Account Party or its Subsidiaries; or

          (d) Dispositions from an Account Party or a wholly-owned Subsidiary to any other Account Party or wholly-owned Subsidiary.





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     SECTION 7.03. Liens. No Account Party will, nor will it permit any of its
Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or assets, tangible or intangible, now owned or hereafter acquired by it, except:

          (a) Liens existing on the date hereof (and extension, renewal and replacement Liens upon the same property, provided that the amount secured by each Lien constituting such an extension, renewal or replacement Lien shall not exceed the amount secured by the Lien theretofore existing) and listed on Part B of Schedule II;

          (b) Liens arising from taxes, assessments, charges, levies or claims described in Section 6.06 that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under the provision of Section 6.06;

          (c) Liens on property securing all or part of the purchase price thereof to such Account Party and Liens (whether or not assumed) existing on property at the time of purchase thereof by such Account Party (and extension, renewal and replacement Liens upon the same property); provided
     (i) each such Lien is confined solely to the property so purchased, improvements thereto and proceeds thereof, and (ii) the aggregate amount of the obligations secured by all such Liens on any particular property at any time purchased by such Account Party, as applicable, shall not exceed 100% of the lesser of the fair market value of such property at such time or the actual purchase price of such property;

          (d) zoning restrictions, easements, minor restrictions on the use of real property, minor irregularities in title thereto and other minor Liens that do not in the aggregate materially detract from the value of a property or asset to, or materially impair its use in the business of, such Account Party or any such Subsidiary;

          (e) Liens securing Indebtedness permitted by Section 7.07(b) covering assets whose market value is not materially greater than the amount of the Indebtedness secured thereby plus a commercially reasonable margin;

          (f) Liens on cash and securities of an Account Party or any of its Subsidiaries incurred as part of the management of its investment portfolio including, but not limited to, pursuant to any International Swaps and Derivatives Association, Inc. ("ISDA") documentation or any Specified Transaction Agreement in accordance with XL Capital's Statement of Investment Policy Objectives and Guidelines as in effect on the date hereof or as it may be changed from time to time by a resolution duly adopted by the board of directors of XL Capital (or any committee thereof);

          (g) Liens on cash and securities not to exceed $500,000,000 in the aggregate securing obligations of an Account Party or any of its Subsidiaries arising under any ISDA documentation or any other Specified Transaction Agreement (it being understood that in no event shall this clause (g) preclude any Person (other than any Subsidiary of XL Capital) in which XL Capital or any of its Subsidiaries shall invest (each an "investee") from granting Liens on such Person's assets to secure hedging obligations of such Person, so long as such obligations are non-recourse to XL Capital or any of its Subsidiaries (other than any investees)), provided that, for purposes of determining the aggregate amount of cash and/or securities subject to such Liens under this clause (g), the



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                                      -66-

     aggregate amount of cash and/or securities on which any Account Party or any Subsidiary shall have granted a Lien in favor of a counterparty at any time shall be netted against the aggregate amount of cash and/or securities on which such counterparty shall have granted a Lien in favor of such Account Party or such Subsidiary, as the case may be, at such time, so long as the relevant agreement between such Account Party or such Subsidiary, as the case may be, provides for the netting of their respective obligations thereunder;

          (h) Liens on (i) assets received, and on actual or imputed investment income on such assets received incurred as part of its business including activities utilizing ISDA documentation or any Specified Transaction Agreement relating and identified to specific insurance payment liabilities or to liabilities arising in the ordinary course of any Account Parties' or any of their Subsidiary's business as an insurance or reinsurance company (including GICs and Stable Value Instruments) or corporate member of The Council of Lloyd's or as a provider of financial or investment services or contracts, or the proceeds thereof (including GICs and Stable Value Instruments), in each case held in a segregated trust, trust or other account and securing such liabilities, (ii) assets securing Exempt Indebtedness of any Person (other than XL Capital or any of its Affiliates) in the event such Exempt Indebtedness is consolidated on the consolidated balance sheet of XL Capital and its consolidated Subsidiaries in accordance with GAAP or (iii) any other assets subject to any trust or other account arising out of or as a result of contractual, regulatory or any other requirements; provided that in no case shall any such Lien secure Indebtedness and any Lien which secures Indebtedness shall not be permitted under this clause (h);

          (i) statutory and common law Liens of materialmen, mechanics, carriers, warehousemen and landlords and other similar Liens arising in the ordinary course of business; and

          (j) Liens existing on property of a Person immediately prior to its being consolidated with or merged into any Account Party or any of their Subsidiaries or its becoming a Subsidiary, and Liens existing on any property acquired by any Account Party or any of their Subsidiaries at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed) (and extension, renewal and replacement Liens upon the same property, provided that the amount secured by each Lien constituting such an extension, renewal or replacement Lien shall not exceed the amount secured by the Lien theretofore existing), provided that
     (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of property and (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property.

     SECTION 7.04. Transactions with Affiliates. No Account Party will, nor will it permit any of its Significant Subsidiaries to, enter into or carry out any transaction with (including purchase or lease property or services to, loan or advance to or enter into, suffer to remain in existence or amend any contract, agreement or arrangement with) any Affiliate of such



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                                      -67-


Account Party, or directly or indirectly agree to do any of the foregoing, except (i) transactions involving guarantees or co-obligors with respect to any Indebtedness described in Part A of Schedule II, (ii) transactions among the Account Parties and their wholly-owned Subsidiaries and (iii) transactions with Affiliates in good faith in the ordinary course of such Account Party's business consistent with past practice and on terms no less favorable to such Account Party or any Subsidiary than those that could have been obtained in a comparable transaction on an arm's length basis from an unrelated Person.

     SECTION 7.05. Ratio of Total Funded Debt to Total Capitalization. XL Capital will not permit its ratio of (a) Total Funded Debt to (b) the sum of Total Funded Debt plus Consolidated Net Worth to be greater than 0.35:1.00 at any time.

     SECTION 7.06. Consolidated Net Worth. XL Capital will not permit its Consolidated Net Worth to be less than the sum of (a) $5,000,000,000 plus (b) 25% of consolidated net income (if positive) of XL Capital and its Subsidiaries for each fiscal quarter ending on or after June 30, 2005.

     SECTION 7.07. Indebtedness. No Account Party will, nor will it permit any of its Subsidiaries to, at any time create, incur, assume or permit to exist any Indebtedness, or agree, become or remain liable (contingent or otherwise) to do any of the foregoing, except:

          (a) Indebtedness created hereunder;

          (b) secured Indebtedness (including secured reimbursement obligations with respect to letters of credit) of any Account Party or any Subsidiary in an aggregate principal amount (for all Account Parties and their respective Subsidiaries) not exceeding at any time outstanding 15% of Consolidated Net Worth;

          (c) other unsecured Indebtedness, so long as upon the incurrence thereof no Default would occur or exist;

          (d) Indebtedness consisting of accounts or claims payable and accrued and deferred compensation (including options) incurred in the ordinary course of business by any Account Party or any Subsidiary;

          (e) Indebtedness incurred in transactions described in Section 7.03(f) and (g); and

          (f) Indebtedness existing on the date hereof and described in Part A of Schedule II and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof.

     SECTION 7.08. Financial Strength Ratings. None of XL Capital, XL Insurance and XL Re will permit at any time its financial strength ratings to be less than "A-" from A.M. Best & Co. (or its successor).

     SECTION 7.09. Private Act. No Account Party will become subject to a Private Act other than the X.L. Insurance Company, Ltd. Act, 1989.




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                                  ARTICLE VIII

                                EVENTS OF DEFAULT

     If any of the following events ("Events of Default") shall occur:

          (a) any Account Party shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) any Account Party shall fail to pay any interest on any Loan or LC Disbursement or any fee payable under this Agreement or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of 5 or more days;

          (c) any representation or warranty made or deemed made by any Account Party in or in connection with this Agreement or any amendment or modification hereof, or in any certificate or financial statement furnished pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made (or deemed made) or furnished;

          (d) any Account Party shall fail to observe or perform any covenant, condition or agreement contained in Article VII;

          (e) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article or the reporting requirement pursuant to Section 6.01(h)) and such failure shall continue unremedied for a period of 20 or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to such Obligor;

          (f) any Account Party or any of its Subsidiaries shall default (i) in any payment of principal of or interest on any other obligation for borrowed money in principal amount of $50,000,000 or more, or any payment of any principal amount of $50,000,000 or more under Hedging Agreements, in each case beyond any period of grace provided with respect thereto, or (ii) in the performance of any other agreement, term or condition contained in any such agreement (other than Hedging Agreements) under which any such obligation in principal amount of $50,000,000 or more is created, if the effect of such default is to cause or permit the holder or holders of such obligation (or trustee on behalf of such holder or holders) to cause such obligation to become due prior to its stated maturity or to terminate its commitment under such agreement, provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (g) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging any Account Party a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of such Account Party under the Bermuda Companies Law or the Cayman Islands Companies Law or any other similar applicable



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                                      -69-

     Law, and such decree or order shall have continued undischarged or unstayed for a period of 60 days; or a decree or order of a court having jurisdiction in the premises for the appointment of an examiner, receiver or liquidator or trustee or assignee in bankruptcy or insolvency of such Account Party or a substantial part of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of 60 days;

          (h) any Account Party shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under the Bermuda Companies Law or the Cayman Islands Companies Law or any other similar applicable Law, or shall consent to the filing of any such petition, or shall consent to the appointment of an examiner, receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or corporate or other action shall be taken by such Account Party in furtherance of any of the aforesaid purposes;

          (i) one or more judgments for the payment of money in an aggregate amount in excess of $100,000,000 shall be rendered against any Account Party or any of its Subsidiaries or any combination thereof and the same shall not have been vacated, discharged, stayed (whether by appeal or otherwise) or bonded pending appeal within 45 days from the entry thereof;

          (j) an ERISA Event (or similar event with respect to any Non-U.S. Benefit Plan) shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events and such similar events that have occurred, could reasonably be expected to result in liability of the Account Parties and their Subsidiaries in an aggregate amount exceeding $100,000,000;

          (k) a Change in Control shall occur;

          (l) XL Capital shall cease to own, beneficially and of record, directly or indirectly all of the outstanding voting shares of capital stock of XL Insurance, XL Re or XL America; or

          (m) the guarantee contained in Article III shall terminate or cease, in whole or material part, to be a legally valid and binding obligation of each Guarantor or any Guarantor or any Person acting for or on behalf of any of such parties shall contest such validity or binding nature of such guarantee itself or the Transactions, or any other Person shall assert any of the foregoing;

then, and in every such event (other than an event with respect to any Account Party described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Account Parties, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which



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                                      -70-


case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Account Parties accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Account Parties; and in case of any event with respect to any Account Party described in clause
(g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Account Parties accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Account Parties.

     If an Event of Default shall occur and be continuing and XL Capital receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral for the aggregate LC Exposure of all the Lenders pursuant to this paragraph, the Account Parties shall immediately deposit into an account established and maintained on the books and records of the Administrative Agent, which account may be a "securities account" (within the meaning of Section 8-501 of the Uniform Commercial Code as in effect in the State of New York (the "Uniform Commercial Code")), in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the total LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Account Party described in clause (g) or
(h) of this Article. Such deposit shall be held by the Administrative Agent as collateral for the LC Exposure under this Agreement, and for this purpose each of the Account Parties hereby grant a security interest to the Administrative Agent for the benefit of the Lenders in such collateral account and in any financial assets (as defined in the Uniform Commercial Code) or other property held therein.

     In addition to the provisions of this Article, each Account Party agrees that upon the occurrence and during the continuance of any Event of Default any Lender which has issued any Alternative Currency Letter of Credit may, by notice to XL Capital and the Administrative Agent: (a) declare that all fees and other obligations of the Account Parties accrued in respect of Alternative Currency Letters of Credit issued by such Lender shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Account Party and (b) demand the deposit (without duplication of any amounts deposited with the Administrative Agent under the preceding paragraph) of cash collateral from the Account Parties in immediately available funds in the currency of such Alternative Currency Letter of Credit or, at the option of such Lender, in Dollars in an amount equal to the then aggregate undrawn face amount of all such Alternative Currency Letters of Credit and in such manner as previously agreed to by the Account Parties and such Lender; provided that, in the case of any of the Events of Default specified in clause (g) or (h) of this Article, without any notice to any Account Party or any other act by the Administrative Agent or the Lenders, all fees and other obligations of the Account Parties accrued in respect of all Alternative Currency Letters of Credit shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Account Party. If the Administrative Agent receives any notice from a Lender pursuant to the previous sentence, then it will promptly give notice thereof to the other Lenders.





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                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

     Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

     The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Account Party or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

     The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Account Party or any of their Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by an Account Party or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into
(i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

     The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be



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                                      -72-


counsel for any Account Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

     The Administrative Agent may resign at any time by notifying the Lenders and the Account Parties. Upon any such resignation, the Required Lenders shall have the right, in consultation with XL Capital, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent's resignation shall nonetheless become effective and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by XL Capital to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between XL Capital and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

     Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

     Notwithstanding anything herein to the contrary, the Joint Lead Arrangers and Joint Bookrunners, the Syndication Agent and the Documentation Agents named on the cover page of this Agreement shall not have any duties or liabilities under this Agreement, except in their capacity, if any, as Lenders.






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                                    ARTICLE X

                                  MISCELLANEOUS

     SECTION 10.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to any Account Party, to XL Capital at XL House, One Bermudiana Road, Hamilton HM 11 Bermuda, Attention of Roderick Gray (Telecopy No.
     (441) 296-6399); with a copy to Kirstin Romann Gould, Esq. at the same address and telecopy number (441) 295-2840);

          (b) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 1111 Fannin Street, 10th Floor, Houston, Texas 77002-6925, Attention of Loan and Agency Services Group (Telecopy No. (713) 750-2782; Telephone No. (713) 750-2102), with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, 22nd Floor, New York, New York 10017, Attention of Helen Newcomb (Telecopy No.
     (212) 270-1511; Telephone No. (212) 270-6260); and

          (c) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Account Parties and the Administrative Agent). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or any Account Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Without limiting the foregoing, the Account Parties may furnish to the Administrative Agent and the Lenders the financial statements required to be furnished by it pursuant to Section 6.01(a), 6.01(b) or 6.01(c) by electronic communications pursuant to procedures approved by the Administrative Agent.

     SECTION 10.02. Waivers; Amendments.

     (a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any



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abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Account Parties therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

     (b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Obligors and the Required Lenders or by the Obligors and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall:

          (i) increase the Commitment of any Lender without the written consent of such Lender,

          (ii) reduce the principal amount of any Loan or the amount of any reimbursement obligation of an Account Party in respect of any LC Disbursement or reduce the rate of interest thereon, or reduce any fees or other amounts payable hereunder, without the written consent of each Lender directly affected thereby,

          (iii) postpone the scheduled date of payment of the principal amount of any Loan or for reimbursement of any LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment or any Letter of Credit (other than an extension thereof pursuant to an "evergreen" provision"), without the written consent of each Lender directly affected thereby,

          (iv) change Section 2.20(c) or 2.20(d) without the consent of each Lender directly affected thereby,

          (v) release any of the Guarantors from any of their guarantee obligations under Article III without the written consent of each Lender, and

          (vi) change any of the provisions of this Section or the percentage in the definition of the term "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.




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     SECTION 10.03. Expenses; Indemnity; Damage Waiver.

     (a) Costs and Expenses. The Account Parties jointly and severally agree to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of one legal counsel for the Administrative Agent and one legal counsel for the Lenders, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

     (b) Indemnification by the Account Parties. The Account Parties shall jointly and severally indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee (but not including Excluded Taxes), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds thereof or any Letter of Credit or the use thereof (including any refusal by any Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit),
(iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Account Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Account Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses result from or arise out of the gross negligence or willful misconduct of such Indemnitee.

     (c) Reimbursement by Lenders. To the extent that the Account Parties fail to pay any amount required to be paid by them to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

     (d) Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, no Account Party shall assert, and each Account Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive



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damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

     (e) Payments. All amounts due under this Section shall be payable promptly after written demand therefor.

     SECTION 10.04. Successors and Assigns.

     (a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Account Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by an Account Party without such consent shall be null and void) and
(ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Assignments by Lenders. (i) Subject to the conditions set forth in paragraph (b)(ii) of this Section, any Lender may assign all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans and LC Disbursements at the time owing to it) to one or more NAIC Approved Banks (or, in the case of any assignment by a Lender under the Revolving Credit Tranche, to one or more Persons) with the prior written consent (such consent not to be unreasonably withheld) of:

          (A) the Account Parties, provided that no consent of any Account Party shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under clause (a), (b), (g) or
     (h) of Article VIII has occurred and is continuing, any other assignee; and

          (B) the Administrative Agent; and

          (C) the Issuing Lender with respect to Participated Letters of Credit.

     (ii) Assignments shall be subject to the following additional conditions:

          (A) except in the case of an assignment to a Lender, an Approved Fund or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Account Parties and the Administrative Agent otherwise consent, provided that no such consent of the Account Parties shall be required if an Event of Default under clause (a), (b), (g) or (h) of Article VIII has occurred and is continuing;



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          (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

          (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

          (D) the assignee, if it shall not be a Lender, shall deliver an Administrative Questionnaire to the Administrative Agent (with a copy to XL Capital).

     (iii) Subject to acceptance and recording thereof pursuant to paragraph
(b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.17, 2.18, 2.19 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

     (iv) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose vehicle (an "SPV") of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Account Parties, the option to provide to the Account Parties all or any part of any Loan or LC Disbursement that such Granting Lender would otherwise be obligated to make to the Account Parties pursuant to Section 2.01, provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan or LC Disbursement, (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan or LC Disbursement, the Granting Lender shall be obligated to make such Loan or LC Disbursement pursuant to the terms hereof and (iii) the Account Parties may bring any proceeding against either or both the Granting Lender or the SPV in order to enforce any rights of the Account Parties hereunder. The making of a Loan or LC Disbursement by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan or LC Disbursement were made by the Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any payment under this Agreement for which a Lender would otherwise be liable, for so long as, and to the extent, the related Granting Lender makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar




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proceedings under the laws of the United States or any State thereof arising out of any claim against such SPV under this Agreement. In addition, notwithstanding anything to the contrary contained in this Section, any SPV may with notice to, but without the prior written consent of, the Account Parties or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loan or Letter of Credit to its Granting Lender or to any financial institutions (consented to by the Account Parties and the Administrative Agent) providing liquidity and/or credit support (if any) with respect to commercial paper issued by such SPV to fund such Loans and to issue such Letters of Credit and such SPV may disclose, on a confidential basis, confidential information with respect to any Account Party and its Subsidiaries to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit liquidity enhancement to such SPV. Notwithstanding anything to the contrary in this Agreement, no SPV shall be entitled to any greater rights under
Section 2.17 or Section 2.19 than its Granting Lender would have been entitled to absent the use of such SPV. This paragraph may not be amended without the consent of any SPV at the time holding Loans or LC Disbursements under this Agreement.

     (v) The Administrative Agent, acting for this purpose as an agent of the Account Parties, shall maintain at one of its offices in New York City a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Account Parties, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Account Party and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (vi) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b)(ii)(C) of this Section and any written consent to such assignment required by paragraph (b)(i) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

     (c) Participations. (i) Any Lender may, without the consent of the Account Parties, the Administrative Agent or any Issuing Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement and the other Credit Documents (including all or a portion of its Commitment, the Loans and LC Disbursements owing to it); provided that (A) any such participation sold to a Participant which is not a Lender, an Approved Fund or a Federal Reserve Bank shall be made only with the consent (which in each case shall not be unreasonably withheld) of XL Capital and the Administrative Agent, unless a Default has occurred and is continuing, in which case the consent of XL Capital shall not be required, (B) such Lender's obligations under this Agreement and the other Credit Documents shall remain unchanged, (C) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (D) the



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Account Parties, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Credit Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Credit Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Account Parties agree that each Participant shall be entitled to the benefits of Sections 2.17, 2.18 and 2.19 (subject to the requirements of such Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.20(d) as though it were a Lender.

     (ii) A Participant shall not be entitled to receive any greater payment under Section 2.17, 2.18 or 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant or the Lender interest assigned, unless (A) the sale of the participation to such Participant is made with the Account Parties' prior written consent and (B) in the case of Section 2.17 or 2.19, the entitlement to greater payment results solely from a Change in Law formally announced after such Participant became a Participant.

     (d) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     (e) No Assignments to Account Parties or Affiliates. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or LC Exposure held by it hereunder to any Account Party or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

     SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Account Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and the issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of, or any accrued interest on, any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.17, 2.18, 2.19 and 10.03 and Article IX shall survive and remain in



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                                      -80-


full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

     SECTION 10.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Account Party against any of and all the obligations of such Account Party now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     SECTION 10.09. Governing Law; Jurisdiction; Etc.

     (a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

     (b) Submission to Jurisdiction. Each Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.



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Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Obligor or its properties in the courts of any jurisdiction.

     (c) Waiver of Venue. Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (d) Service of Process. By the execution and delivery of this Agreement, XL Capital Ltd, XL Insurance (Bermuda) Ltd and XL Re Ltd acknowledge that they have by a separate written instrument, designated and appointed CT Corporation System, 111 Eighth Avenue, 13th floor, New York, New York 10011 (or any successor entity thereto), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement that may be instituted in any federal or state court in the State of New York. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     (e) Waiver of Immunities. To the extent that any Account Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or execution, on the ground of sovereignty or otherwise) with respect to itself or its property, it hereby irrevocably waives, to the fullest extent permitted by applicable law, such immunity in respect of its obligations under this Agreement.

     SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.




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     SECTION 10.11. Headings. Article and Section headings and the Table of
Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     SECTION 10.12. Treatment of Certain Information; Confidentiality.

     (a) Treatment of Certain Information. Each of the Account Parties acknowledge that from time to time financial advisory, investment banking and other services may be offered or provided to any Account Party or one or more of their Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and each of the Account Parties hereby authorizes each Lender to share any information delivered to such Lender by such Account Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that
(i) any such information shall be used only for the purpose of advising the Account Parties or preparing presentation materials for the benefit of the Account Parties and (ii) any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Letters of Credit, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

     (b) Confidentiality. Each of the Administrative Agent, the Lenders and each SPV agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority (including self-regulating organizations) having jurisdiction over the Administrative Agent or any Lender (or any Affiliate thereof), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement in writing containing provisions substantially the same as those of this paragraph and for the benefit of the Account Parties, to (a) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (b) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Account Party and its obligations, (vii) with the consent of the Account Parties or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than an Account Party. For the purposes of this paragraph, "Information" means all information received from an Account Party relating to an Account Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by such Account Party; provided that, in the case of information received from an Account Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such



                                Credit Agreement

Person would accord to its own confidential information. Notwithstanding the foregoing, each of the Administrative Agent and the Lenders agree that they will not trade the securities of any of the Account Parties based upon non-public Information that is received by them.

     SECTION 10.13. Judgment Currency. This is an international loan transaction in which the obligations of each Account Party under this Agreement to make payment hereunder shall be satisfied only in Dollars and only if such payment shall be made in New York City, and the obligations of each Account Party under this Agreement to make payment to (or for account of) a Lender in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that such tender or recovery results in the effective receipt by such Lender in New York City of the full amount of Dollars payable to such Lender under this Agreement. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency (in this Section called the "judgment currency"), the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase such Dollars at the principal office of the Administrative Agent in New York City with the judgment currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of each Account Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder (in this Section called an "Entitled Person") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the judgment currency such Entitled Person may in accordance with normal banking procedures purchase and transfer Dollars to New York City with the amount of the judgment currency so adjudged to be due; and each Account Party hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in Dollars, the amount (if any) by which the sum originally due to such Entitled Person in Dollars hereunder exceeds the amount of the Dollars so purchased and transferred.

     SECTION 10.14. USA PATRIOT Act. Each Lender hereby notifies the Account Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), such Lender is required to obtain, verify and record information that identifies the Account Parties, which information includes the name and address of the Account Parties and other information that will allow such Lender to identify each Account Party in accordance with said Act.


                                Credit Agreement

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              X.L. AMERICA, INC., as an
                              Account Party and a Guarantor


                              By  /s/ Gabe Carino
                                  -----------------------------------------
                                  Name:  Gabe Carino
                                  Title:  Vice President

                              U.S. Federal Tax Identification No.: 06-1516268


                              XL INSURANCE (BERMUDA) LTD,
                              as an Account Party and a Guarantor


                              By  /s/ Christopher A. Coelho
                                  ----------------------------------------------
                                  Name:  Christopher A. Coelho
                                  Title:  Senior Vice-President &
                                          Chief Financial Officer

                              U.S. Federal Tax Identification No.: 98-0354869


                              XL RE LTD,
                              as an Account Party and a Guarantor


                              By  /s/ Gregory S. Hendrick
                                  ----------------------------------------------
                                  Name:  Gregory S. Hendrick
                                  Title:  President and Chief Underwriting
                                          Officer

                              U.S. Federal Tax Identification No.: 98-0351953



                                Credit Agreement

     IN WITNESS WHEREOF, XL Capital has caused this Agreement to be duly executed as a Deed by an authorized officer as of the day and year first above written.


                              EXECUTED AS A DEED by XL CAPITAL LTD,
                              as an Account Party and a Guarantor

                              /s/ Georgette D. Barit
                              --------------------------------------------------
                              witness


                              By  /s/ Kirstin Romann Gould
                                  ----------------------------------------------
                                  Name:  Kirstin Romann Gould
                                  Title:  Senior Vice President, Chief
                                          Corporate Legal Officer & Secretary

                              U.S. Federal Tax Identification No.: 98-0191089


                                                                          [SEAL]

                                Credit Agreement

                              LENDERS

                              JPMORGAN CHASE BANK, N.A.,
                                  individually and as Administrative Agent


                              By:  /s/ Helen L. Newcomb
                                  ----------------------------------------------
                                  Name:  Helen L. Newcomb
                                  Title:  Vice President


                              CITIBANK, N.A.


                              By: /s/ Michael A. Taylor
                                  ----------------------------------------------
                                  Name:  Michael A. Taylor
                                  Title:  Managing Director


                              BARCLAYS BANK PLC


                              By: /s/ Clinton Murr
                                  ----------------------------------------------
                                  Name:  Clinton Murr
                                  Title:  Manager


                              DEUTSCHE BANK AG NEW YORK BRANCH


                              By: /s/ Ruth Leung
                                  ----------------------------------------------
                                  Name:  Ruth Leung
                                  Title:  Director


                              By: /s/ Clinton Johnson
                                  ----------------------------------------------
                                  Name:  Clinton Johnson
                                  Title:  Managing Director



                                Credit Agreement

                              WACHOVIA BANK, NATIONAL ASSOCIATION


                              By: /s/ Joan Anderson
                                  ----------------------------------------------
                                  Name:  Joan Anderson
                                  Title:  Director


                              CALYON NEW YORK BRANCH


                              By: /s/ Sebastian Rocco
                                  ----------------------------------------------
                                  Name:  Sebastian Rocco
                                  Title:  Managing Director


                              By: /s/ Peter Rasmussen
                                  ----------------------------------------------
                                  Name:  Peter Rasmussen
                                  Title:  Managing Director


                              KEYBANK NATIONAL ASSOCIATION


                              By: /s/ Mary K. Young
                                  ----------------------------------------------
                                  Name:  Mary K. Young
                                  Title:  Vice President


                              ABN AMRO BANK N.V.


                              By: /s/ Neil R. Stein
                                  ----------------------------------------------
                                  Name:  Neil R. Stein
                                  Title:  Director


                              By: /s/ Michael De Marco
                                  ----------------------------------------------
                                  Name:  Michael De Marco
                                  Title:  Asst. Vice President




                                Credit Agreement

                              BANK OF AMERICA, N.A.


                              By: /s/ Timothy Cassidy
                                  ----------------------------------------------
                                  Name:  Timothy Cassidy
                                  Title:  Vice President


                              HSBC BANK USA


                              By: /s/ Daniel Serrao
                                  ----------------------------------------------
                                  Name:  Daniel Serrao
                                  Title:  Senior Vice President


                              LEHMAN BROTHERS BANK


                              By: /s/ Gary T. Taylor
                                  ----------------------------------------------
                                  Name:  Gary T. Taylor
                                  Title:  Senior Vice President


                              LLOYDS TSB BANK PLC, NEW YORK BRANCH


                              By: /s/ Matthew S.R. Tuck
                                  ----------------------------------------------
                                  Name:  Matthew S.R. Tuck
                                  Title:  Vice President
                                          Financial Institutions, USA


                              By: /s/ Paul D. Briamonte
                                  ----------------------------------------------
                                  Name:  Paul D. Briamonte
                                  Title:  Director - Project Finance (USA)


                              MERRILL LYNCH BANK USA


                              By: /s/ Louis Alder
                                  ----------------------------------------------
                                  Name:  Louis Alder
                                  Title:  Director





                                Credit Agreement

                              THE ROYAL BANK OF SCOTLAND PLC


                              By: /s/ John Mallett
                                  ----------------------------------------------
                                  Name:  John Mallett
                                  Title:  Relationship Director


                              WILLIAM STREET CREDIT CORPORATION


                              By:  /s/ Manda D'Agata
                                  ----------------------------------------------
                                  Name:  Manda D'Agata
                                  Title:  Assistant Vice President


                              BAYERISCHE LANDESBANK, NEW YORK BRANCH


                              By: /s/ Steven Fielitz
                                  ----------------------------------------------
                                  Name:  Steven Fielitz
                                  Title:  Second Vice President


                              By: /s/ Norman McClave
                                  ----------------------------------------------
                                  Name:  Norman McClave
                                  Title:  First Vice President


                              BNP PARIBAS, NEW YORK BRANCH


                              By: /s/ Joshua Landau
                                  ----------------------------------------------
                                  Name:  Joshua Landau
                                  Title:  Vice President


                              By: /s/ Barry S. Feigenbaum
                                  ----------------------------------------------
                                  Name:  Barry S. Feigenbaum
                                  Title:  Managing Director


                                Credit Agreement

                              MELLON BANK, N.A.


                              By: /s/ Jeffrey R. Dickson
                                  ----------------------------------------------
                                  Name:  Jeffrey R. Dickson
                                  Title:  First Vice President


                              THE BANK OF NEW YORK


                              By: /s/ Sreecaran Ganesan
                                  ----------------------------------------------
                                  Name:  Sreecaran Ganesan
                                  Title:  Vice President


                              THE BANK OF TOKYO-MITSUBISHI, LTD.
                              NEW YORK BRANCH


                              By: /s/ Chimie T. Pemba
                                  ----------------------------------------------
                                  Name:  Chimie T. Pemba
                                  Title:  Authorized Signatory


                              UBS  AG, STAMFORD BRANCH


                              By: /s/ Wilfred V. Saint
                                  ----------------------------------------------
                                  Name:  Wilfred V. Saint
                                  Title:  Director
                                          Banking Products Services, US

                              By: /s/ Marie A. Haddad
                                  ----------------------------------------------
                                  Name:  Marie A. Haddad
                                  Title:  Associate Director
                                          Banking Products Services, US




                                Credit Agreement

                              CREDIT SUISSE NEW YORK BRANCH


                              By: /s/ Jay Chall
                                  ----------------------------------------------
                                  Name:  Jay Chall
                                  Title:  Director


                              By: /s/ Mikhail Faybusovich
                                  ----------------------------------------------
                                  Name:  Mikhail Faybusovich
                                  Title:  Associate


                              ING BANK, N.V.


                              By: /s/ M.E. Sharman
                                  ----------------------------------------------
                                  Name:  M.E. Sharman
                                  Title:  Managing Director


                              By: /s/ P.N. Galpin
                                  ----------------------------------------------
                                  Name:  P.N. Galpin
                                  Title:  Director


                              MIZUHO CORPORATE BANK (USA)


                              By: /s/ Robert Gallagher
                                  ----------------------------------------------
                                  Name:  Robert Gallagher
                                  Title:  Senior Vice President


                              PNC BANK, NATIONAL ASSOCIATION


                              By: /s/ Edward J. Chidiac
                                  ----------------------------------------------
                                  Name:  Edward J. Chidiac
                                  Title:  Managing Director


                              U.S. BANK NATIONAL ASSOCIATION


                              By: /s/ Ziad W. Amra
                                  ----------------------------------------------
                                  Name:  Ziad W. Amra
                                  Title:  Corporate Banking Officer




                                Credit Agreement